SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              Bowater Incorporated
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

(Bowater logo)

                                                       Bowater Incorporated
                                                       55 East Camperdown Way
                                                       Post Office Box 1028
                                                       Greenville, SC 29602

                                                       March 31, 1997

     To All Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of Bowater Incorporated (the "Company"), which will be held at The Westin Hotel, 222 East Third Street, Charlotte, North Carolina, on Wednesday, May 21, 1997, at ten-thirty a.m. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting, and shareholders will have an opportunity to ask questions.

          Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.

          We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

          The Company's Annual Report for 1996 is included in this package, and we urge you to read it carefully.

                                         Sincerely yours,
                                         /s/ Arnold M. Nemirow
                                         ARNOLD M. NEMIROW
                                         CHAIRMAN OF THE BOARD,
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              BOWATER INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1997

             The 1997 Annual Meeting of Shareholders of BOWATER
        INCORPORATED (the "Company") will be held at The Westin Hotel, 222 East Third Street, Charlotte, North Carolina, on Wednesday, May 21, 1997, at ten-thirty a.m. for the following purposes:

                 (1) To elect three directors, each for a term of three
            years;

                 (2) To vote upon the proposal to approve the Bowater
            Incorporated 1997-1999 Long-Term Incentive Plan;

                 (3) To vote upon the proposal to approve the Bowater
            Incorporated 1997 Stock Option Plan; and

                 (4) To transact such other business as may properly
            come before the Annual Meeting or any adjournment thereof.

             Holders of Common Stock of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting.

                                         By order of the Board of Directors,
                                         /s/ Wendy C. Shiba
                                         WENDY C. SHIBA
                                         SECRETARY

        Greenville, South Carolina
        March 31, 1997

SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY PROMPTLY IN THE
                        ENVELOPE PROVIDED.

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                                 P.O. BOX 1028
                        GREENVILLE, SOUTH CAROLINA 29602

                                PROXY STATEMENT
                              DATED MARCH 31, 1997

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:30 A.M. ON MAY 21, 1997
                                THE WESTIN HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA

     The only securities of Bowater Incorporated (the "Company") eligible to vote at the Annual Meeting are the shares of its common stock, par value $1 per share (the "Common Stock"). 39,837,573 shares of Common Stock were outstanding on March 24, 1997, the record date for the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting. Only holders of record at the close of business on March 24, 1997, will be eligible to vote at the Annual Meeting. One-third of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum. The enclosed form of proxy is solicited on behalf of the Company and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card is March 31, 1997.

     Shares represented by proxies in the accompanying form will be voted in accordance with instructions indicated thereon. If no contrary instruction is indicated, shares represented by the proxies will be voted (1) FOR the election of the three nominees named below to serve as directors for the three-year term indicated; (2) FOR the proposal to approve the Bowater Incorporated 1997-1999 Long-Term Incentive Plan, as amended and restated (the "1997-1999 LTIP"); (3) FOR the proposal to approve the Bowater Incorporated 1997 Stock Option Plan, as amended and restated (the "1997 Stock Option Plan"); and (4) in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournments thereof. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, and if the size of the Board of Directors is not thereupon reduced, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. The Company has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

     Aside from the election of three directors, the proposal to approve the 1997-1999 LTIP and the proposal to approve the 1997 Stock Option Plan, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment on those matters.

     Execution of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, or by executing and delivering to the Company a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No such notice of revocation or later-dated proxy, however, will be effective until received by the Secretary of the Company at or prior to the Annual Meeting.

     Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposals to approve the 1997-1999 LTIP and 1997 Stock Option Plan and to act on any other matters properly brought before the Annual Meeting or any adjournment thereof. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. As to the other matters submitted for shareholder vote, abstentions have the same effect as a vote against the matter. In the case of broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal but votes on another proposal), the broker non-vote will have no effect upon the vote on any of the matters submitted for shareholder approval.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS

     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class I directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2000. The terms of the Class II and Class III directors do not expire until 1998 and 1999, respectively.

     The following information is provided for the three nominees who are the Class I directors, and also for the Class II and Class III directors.

NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS I)

RICHARD BARTH                   RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CIBA-GEIGY CORPORATION -- Mr.
Age: 65                         Barth became Chairman of Ciba-Geigy Corporation, a diversified chemical products company, in
Director since 1991             July 1990 and served in that capacity until its merger into Novartis Corporation in December
                                1996. Mr. Barth was President and Chief Executive Officer of Ciba-Geigy Corporation from
                                1986 to April 1, 1996, Chief Financial Officer from 1979 to 1986, Secretary from 1974 to
                                1986, and General Counsel from 1970 to 1986. Mr. Barth is also a director of The Bank of New
                                York, Novartis Corporation (USA) and Imclone Systems, Inc.
JAMES L. PATE                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF PENNZOIL COMPANY -- Mr. Pate became
Age: 61                         Chairman of Pennzoil Company in 1994 and has served as President and Chief Executive Officer
Director since 1996             since 1990. Pennzoil Company is a producer, refiner and marketer of petroleum and petroleum products.
CHARLES J. HOWARD               CHAIRMAN, HOWARD, BARCLAY & ASSOCIATES -- Mr. Howard has been Chairman of Howard, Barclay &
Age: 54                         Associates, an investment counseling firm, since 1994. He also has been President, Chief
Director effective              Executive Officer, a director and the largest shareholder of Ausnoram Holdings Limited, an
April 1, 1997                   investment holding company with mining, oil and gas interests, since 1989. Mr. Howard is also a director of Anderson Exploration Limited, Compas Electronics Inc., Petromet Resources
                                Limited, Southern Africa Minerals Corporation and Unicorp Energy Corporation.

      DIRECTORS WHOSE TERMS END AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS II)

DONALD R. MELVILLE              RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NORTON COMPANY -- Mr. Melville was Chief
Age: 70                         Executive Officer of Norton Company, a diversified manufacturing company, from 1980 until
Director since 1984             his retirement at the end of 1987. He was Chairman from 1985 to 1987, President from 1979 to
                                1986, and Executive Vice President from 1971 to 1979. He is also a director of The
                                Perkin-Elmer Corporation.
H. DAVID AYCOCK                 RETIRED PRESIDENT AND CHIEF OPERATING OFFICER OF NUCOR CORPORATION -- Mr. Aycock was
Age: 66                         President and Chief Operating Officer of Nucor Corporation, a steel and steel products
Director since 1987             company, from 1984 to 1991. He previously held various management positions, including that of General Manager, at Nucor Corporation operating units. Mr. Aycock serves as a director of
                                Nucor Corporation. Since retiring from Nucor Corporation, Mr. Aycock has been engaged in managing family investments in various entrepreneurial activities.

ARNOLD M. NEMIROW               CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY -- Mr. Nemirow
Age: 54                         became Chief Executive Officer of the Company in 1995 and became Chairman of the Board in
Director since 1994             1996. He has served as President of the Company since September 1994 and served as Chief
                                Operating Officer of the Company from September 1994 through February 1995. Mr. Nemirow was
                                President, Chief Executive Officer and a director of Wausau Paper Mills Company, a pulp and paper company, from 1990 through July 1994, Chairman, President, Chief Executive Officer and
                                a director of Nekoosa Papers, Inc., the business papers division of Great Northern Nekoosa
                                Corporation, from 1988 to 1990, and Vice President of Great Northern Nekoosa Corporation
                                from 1984 to 1990. Mr. Nemirow is also a director of WPL Holdings, Inc.

      DIRECTORS WHOSE TERMS END AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)

FRANCIS J. AGUILAR              PROFESSOR EMERITUS, HARVARD UNIVERSITY GRADUATE SCHOOL OF BUSINESS -- Dr. Aguilar was a
Age: 64                         faculty member at the Harvard University Graduate School of Business from 1967 to 1995. He
Director since 1984             also has served as Executive Director of the Management Education Alliance, a non-profit educational corporation, since 1994. Dr. Aguilar is a director of Dynamics Research
                                Corporation and Burr-Brown Corporation and also acts as an independent business consultant.
JOHN A. ROLLS                   PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THERMION SYSTEMS INTERNATIONAL -- Mr. Rolls has
Age: 55                         served as President and Chief Executive Officer of Thermion Systems International, an
Director since 1990             aerospace and industrial heating systems company, since March 1996. He was President and
                                Chief Executive Officer of Deutsche Bank North America, an international banking company, from 1992 to March 1996. Mr. Rolls was Executive Vice President and Chief Financial Officer
                                of United Technologies Corporation, a diversified aerospace and industrial products company, from 1986 to 1992. Prior to that he was Senior Vice President and Chief Financial Officer of
                                RCA Corporation. Mr. Rolls is also a director of MBIA Inc., Conceptronic, Inc. and Thermion
                                Systems International.
KENNETH M. CURTIS               SENIOR MEMBER, CURTIS THAXTER STEVENS BRODER & MICOLEAU, LIMITED LIABILITY COMPANY,
Age: 66                         P.A. -- Mr. Curtis was a partner in the Portland, Maine, law firm of Curtis Thaxter Stevens
Director since 1993             Broder & Micoleau from 1975 to 1979 and from 1981 to January 1995, when the firm became a limited liability company, of which he currently is a member. Mr. Curtis also served as
                                President of Maine Maritime Academy from 1986 to 1994. He was formerly Secretary of State of
                                Maine from 1965 to 1966, Governor of Maine from 1967 to 1975 and U.S. Ambassador to Canada from 1979 to 1981. Mr. Curtis is a director of Key Corp.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met nine times during 1996. The Board has an Audit Committee consisting of Messrs. Curtis, Barth and Pate, a Nominating and Governance Committee consisting of Messrs. Aguilar, Curtis and Rolls, a Human Resources and Compensation Committee consisting of Messrs. Melville, Aguilar and Aycock, a Finance Committee consisting of Messrs. Barth, H. Gordon MacNeill and Rolls, and an Executive Committee consisting of Messrs. Nemirow, Aycock and MacNeill. Mr. MacNeill's term as a director will expire at the Annual Meeting.

     The Audit Committee, which met three times in 1996, reviews the scope and results of the annual audit of the Company, approves the non-audit services rendered by the independent auditors to the Company and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews the accounting policies of the Company and the Company's systems of internal controls and internal auditing procedures.

     The Nominating and Governance Committee, which met three times in 1996, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 1998 Annual Meeting should comply with the procedure described under "Proposals by Shareholders". The Committee also serves in an oversight capacity with respect to the Company's compliance with environmental, health and safety regulations.

     The Human Resources and Compensation Committee, which met five times in 1996, approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants thereunder, reviews programs followed by management in developing executive resources for current and future operations and reviews and approves the compensation of officers of the Company.

     The Finance Committee, which met four times in 1996, reviews and oversees the financial affairs of the Company. The Committee also provides financial oversight and direction of the Company's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by the Company under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

     The Executive Committee, which met once during 1996, meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.

     All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of Board committees on which they served in 1996.

DIRECTOR COMPENSATION

     Each director who was not an employee of the Company (an "Outside Director") received in 1996 an annual retainer of $24,000, a fee of $1,000 per day for each Board meeting attended and a fee of $800 for each Board committee meeting attended. Each director was reimbursed for reasonable expenses, including but not limited to transportation and lodging, incurred in attending meetings. In addition, Outside Directors are eligible to receive awards under the 1997 Stock Option Plan and in February 1997 each Outside Director was granted options with respect to 1,000 shares of Common Stock.

  DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

     As amended and restated as of January 1, 1997, the Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Company Common Stock account or both accounts, in increments of ten percent, as elected by the director. On the date on which compensation to be deferred would have been payable, a participating director who has elected to allocate all or part of his deferred compensation to his Deferred Plan stock account will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that he allocated to his stock account. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for the Company's Salaried Employees' Savings Plan. Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. A participant in the Deferred Plan may elect at the time of deferral to have his Deferred Plan account(s) distributed in either Common Stock or cash to him as soon as possible or in a stated number of years after he ceases to be an Outside Director. All of the Company's Outside Directors except for Mr. Curtis have accounts under the Deferred Plan.

  RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     The Company adopted a Retirement Plan for Outside Directors during 1988 (the "Outside Directors' Retirement Plan"). All of the Company's current Outside Directors participate in the Outside Directors' Retirement Plan. The Outside Directors' Retirement Plan provides for normal retirement benefits equal to ten percent of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of the Company up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted in certain cases. Participants who elect early commencement of benefit payments after retirement receive a reduced benefit.

     The Outside Directors' Retirement Plan is not a qualified plan that must be funded under the Employee Retirement Income Security Act of 1974, as amended. The plan provides that a participant who was an Outside Director immediately prior to a change in control of the Company and who is removed from or not renominated to his directorship following such change in control is entitled to the full retirement benefits provided by the plan regardless of age or years of service.

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP

     The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 24, 1997, except as set forth below:

                                              AMOUNT AND NATURE OF
           NAME AND ADDRESS OF                    BENEFINCIAL          PERCENT OF
             BENEFICIAL OWNER                      OWNERSHIP             CLASS
The Capital Group Companies, Inc.(1)                   3,531,700(1)         8.9%
  333 South Hope Street
  Los Angeles, California 90071
Franklin Resources, Inc.(2)                            2,406,740(2)         6.0%
  777 Mariners Island Boulevard
  San Mateo, California 94404
MacKay-Shields Financial Corporation(3)                2,076,250(3)         5.2%
  9 West 57th Street
  New York, New York 10019
Tiger Management L.L.C.(4)                             3,034,300(4)         7.6%
  Tiger Performance L.L.C.
  Panther Partners, L.P.
  Panther Management Company, L.P.
  101 Park Avenue
  New York, New York 10178
Wellington Management Company, LLP                     3,951,880(5)         9.9%
  (including shares held by
  Vanguard/Windsor Funds, Inc.)(5)
  75 State Street
  Boston, Massachusetts 02109

(1) The Capital Group Companies, Inc. ("CGC") reported in an amendment to
    Schedule 13G dated February 14, 1997, that it is the parent company of a group of investment management companies that hold investment power and in some cases voting power over the shares included in the table above. It reported that its subsidiary, Capital Research and Management Company, a registered investment adviser with the same address as CGC, has sole dispositive power with respect to 3,317,700 of the shares shown in the table as a result of acting as investment adviser to various investment companies. The Schedule 13G reported that the remaining shares reported as being beneficially owned by CGC are beneficially owned by its other subsidiaries, Capital International Limited and Capital International S.A. By virtue of such ownership, CGC reported that it has sole voting power with respect to 214,000 of the shares shown and sole dispositive power with respect to all of the shares shown in the table above.

(2) In an amendment to Schedule 13G dated February 12, 1997, Franklin Resources, Inc. ("FRI") reported that the securities shown in the table above are beneficially owned by one or more investment companies or other managed accounts that are advised by direct or indirect investment advisory subsidiaries of FRI. The investment advisory subsidiaries have voting and investment power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be, for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the beneficial owner of the securities shown in the table. Charles
    B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI or its subsidiaries. The Schedule 13G reported that one of the investment adviser subsidiaries, Templeton Global Advisors Limited (whose business address is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas), has sole voting and dispositive power with respect to 2,156,848 of the shares shown. The remaining shares shown in the table above are deemed to be beneficially owned by other investment advisory subsidiaries of FRI by virtue of their voting and investment power over such securities. Each of FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above.

(3) In a Schedule 13G dated February 7, 1997, MacKay-Shields Financial Corporation ("MSFC") reported that it has shared voting power and shared dispositive power with respect to all of the shares shown. The Schedule 13G reported that MSFC serves as investment manager to a number of clients who have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, the shares shown in the table above. The Schedule 13G reported that none of such clients has an interest with respect to more than 5% of the outstanding shares of Common Stock.

(4) Tiger Management L.L.C. ("TML") reported in an amendment to Schedule 13G dated February 12, 1997, that it has shared voting and dispositive power with respect to 1,868,900 of these shares, that Tiger Performance L.L.C. ("TPL") has shared voting and dispositive power with respect to 1,005,700 of the shares shown, that each of Panther Partners, L.P. ("PPL") and Panther Management Company, L.P. ("PMCL") has shared voting and dispositive power with respect to 132,700 of the indicated shares, and that Julian H. Robertson, Jr. is the ultimate controlling person of TML, TPL and PMCL and therefore has shared voting and dispositive power with respect to all of the shares shown. The Schedule 13G reported that PPL is an investment company and that TML, TPL, and PMCL are investment advisers, and that The Jaguar Fund, N.V., a Netherlands Antilles corporation, has an interest with respect to more than 5% of the outstanding shares of Common Stock.

(5) In a Schedule 13G dated January 24, 1997, Wellington Management Company, LLP ("WMC") reported that it has shared voting power with respect to 14,000 of the shares shown and shared dispositive power with respect to all of the shares shown. The Schedule 13G reported that WMC serves as investment adviser to a number of clients and that one of those clients, Vanguard/Windsor Funds, Inc., has an interest with respect to more than 5% of the outstanding shares of Common Stock. In a Schedule 13G dated February 7, 1997, Vanguard/Windsor Funds, Inc. reported that it has sole voting power and shared dispositive power with respect to 3,500,000 shares of Common Stock.

     No officer or director owns any of the Company's LIBOR Preferred Stock, Series A, or Series C Cumulative Preferred Stock. As of March 24, 1997, ownership of Common Stock by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company, as a group, was as follows:

                                     AMOUNT AND NATURE
             NAME OF                   OF BENEFICIAL
        BENEFICIAL OWNER               OWNERSHIP(1)               PERCENT OF CLASS(2)
Arnold M. Nemirow                        275,636.98    (3)                 *
E. Patrick Duffy                          30,254.87    (4)                 *
Arthur D. Fuller                          30,681.87    (5)                 *
David G. Maffucci                         28,471.75    (6)                 *
Robert J. Pascal                          89,002.27    (7)                 *
Francis J. Aguilar                        20,149.45    (8)                 *
H. David Aycock                           10,979.36    (9)                 *
Richard Barth                              8,001.74    (10)                *
Kenneth M. Curtis                          1,000.00                        *
Charles J. Howard                          6,000.00    (11)                *
H. Gordon MacNeill                         6,081.65                        *
Donald R. Melville                         4,483.21    (12)                *
James L. Pate                              1,873.50    (13)                *
John A. Rolls                              9,173.96    (14)                *
Directors and Executive Officers
  as a Group (23 persons)                728,852.70    (15)               1.8%

* Represents holdings of less than 1% of the outstanding shares of Common Stock.

 (1) Units in one or more Common Stock funds of the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") are allocated to the account of officers of the Company. These funds hold Common Stock and relatively small amounts of short-term investments. The number of shares of Common Stock shown in the table is an approximation provided by the Savings Plan administrator in a statement for the period ending December 31, 1996, based on the market value of the applicable units. This table also includes shares allocated under the Company's Compensatory Benefits Plan based on a statement for the period ending December 31, 1996. Additional shares of Common Stock may have been allocated to the account of participants in the Savings Plan or Compensatory Benefits Plan since the date of the last statement from the plan administrator. Participants in the Compensatory Benefits Plan have no voting power with respect to share allocations, but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from the Company, death, disability or other termination of employment, and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Benefits Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").

 (2) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

 (3) Includes 237.98 shares owned in the Savings Plan, 265,000 shares that may be acquired under options currently exercisable and 399 shares allocated under the Compensatory Benefits Plan.

 (4) Includes 188.87 shares owned in the Savings Plan, 20,000 shares that may be acquired under options currently exercisable, 10,000 shares subject to options exercisable within 60 days of March 24, 1997, and 66 shares allocated under the Compensatory Benefits Plan.

 (5) Includes 491.87 shares owned in the Savings Plan, 30,000 shares that may be acquired under options currently exercisable and 190 shares allocated under the Compensatory Benefits Plan.

 (6) Includes 493.75 shares owned in the Savings Plan, 26,500 shares that may be acquired under options currently exercisable and 78 shares allocated under the Compensatory Benefits Plan.

 (7) Includes 2,142.27 shares owned in the Savings Plan, 80,900 shares that may be acquired under options currently exercisable and 1,660 shares allocated under the Compensatory Benefits Plan.

 (8) Includes 7,488.67 shares allocated under the Deferred Plan.

 (9) Includes 10,479.36 shares allocated under the Deferred Plan.

(10) These shares are allocated under the Deferred Plan.

(11) Includes 5,000 shares owned by Ausnoram Holdings Limited, of which Mr. Howard is the President, Chief Executive Officer and largest shareholder.

(12) Includes 3,983.21 shares allocated under the Deferred Plan.

(13) Includes 873.50 shares allocated under the Deferred Plan.

(14) These shares are allocated under the Deferred Plan.

(15) This total includes 11,154.18 shares allocated under the Savings Plan, 2,897 shares allocated under the Compensatory Benefits Plan, 40,000.44 shares allocated under the Deferred Plan, 623,100 shares subject to options currently exercisable, 10,000 shares subject to options exercisable within 60 days of March 24, 1997, and 1,153 shares held by the spouse of an executive officer. The number of shares allocated to the accounts of certain executive officers under each of the Savings Plan and Compensatory Benefits Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated above.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the last three fiscal years ended December 31, 1996, to the Chief Executive Officer and to each of the four most highly compensated executive officers other than the Chief Executive Officer (such officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during these fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                  ANNUAL COMPENSATION
                                                                      OTHER                AWARDS          PAYOUTS       ALL
                                                                     ANNUAL              SECURITIES         LTIP        OTHER
 NAME AND PRINCIPAL POSITION               SALARY       BONUS       COMPENSATION         UNDERLYING        PAYOUTS      COMPENSATION
         DURING 1996              YEAR     ($)(1)      ($)(1)            ($)             OPTIONS (#)       ($)(2)        ($)
Arnold M. Nemirow:                1996     600,000     267,120         (3)               50,000           2,440,401     25,320(4)
  Chairman, President and         1995     491,667     573,000         (3)              250,000             0           1,860
  Chief Executive Officer         1994(5)  150,000(5)  200,000         (3)                    0             0           186,250

E. Patrick Duffy:                 1996     290,000     92,104          (3)               27,500           592,065       9,222 (6)
  Senior Vice President and       1995(7)  187,500(7)  144,750         (3)               20,000             0             0
  President -- Coated Paper &
  Pulp Division

Arthur D. Fuller:                 1996     290,000     110,200         (3)               27,500           676,645       12,649(8)
  Senior Vice President and       1995(9)  242,629(9)  198,000         (3)               20,000             0             0
  President -- Newsprint
  Division

David G. Maffucci:                1996     234,900     71,766          (3)               27,500           682,035       10,909(10)
  Senior Vice President and       1995     157,647     94,721          (3)                8,000             0           6,399
  Chief Financial Officer         1994     145,710     47,395          (3)                6,000             0             0

Robert J. Pascal:                 1996     270,000     80,136          (3)               27,500           1,014,968     12,705(11)
  Senior Vice President and       1995     240,000     181,440         (3)               17,000             0           12,289
  President -- Communication      1994     227,859     100,042       31,906                   0                         68,004
  Papers Division

 (1) The totals shown in this column include amounts that have been deferred pursuant to the Company's Deferred Compensation Plan.

 (2) The totals shown in this column include amounts paid or deferred through the date hereof based on estimated results under the Company's Long-Term Cash Incentive Plan for the performance period of January 1, 1994, to December 31, 1996. Additional amounts may be paid in April 1997 pursuant to the plan if the Company meets anticipated target performance levels relative to its peer group. The Company expects to pay the additional amounts of $610,100, $148,016, $169,162, $170,509 and $253,742 to Messrs.
     Nemirow, Duffy, Fuller, Maffucci and Pascal, respectively, in April 1997.

 (3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the Named Executive Officer for the years shown.

 (4) Amounts included under "All Other Compensation" for Mr. Nemirow for 1996 consist of Company contributions of $8,970 under the Savings Plan, $14,400 under the Compensatory Benefits Plan and $1,950, which is the amount that a third party would charge to provide Mr. Nemirow with life insurance coverage in excess of that otherwise available under the Company's standard group insurance plan. The Company is self-insured with respect to its group life insurance for any excess amounts.

 (5) Mr. Nemirow joined the Company in September 1994.

 (6) Amounts included under "All Other Compensation" for Mr. Duffy for 1996 consist of Company contributions of $6,000 under the Savings Plan and $3,222 under the Compensatory Benefits Plan.

 (7) Mr. Duffy joined the Company in April 1995.

 (8) Amounts included under "All Other Compensation" for Mr. Fuller for 1996 consist of Company contributions of $6,000 under the Savings Plan and $6,649 under the Compensatory Benefits Plan.

 (9) Mr. Fuller joined the Company in January 1995.

(10) Amounts included under "All Other Compensation" for Mr. Maffucci for 1996 consist of Company contributions of $8,018 under the Savings Plan and $2,891 under the Compensatory Benefits Plan.

(11) Amounts included under "All Other Compensation" for Mr. Pascal for 1996 consist of Company contributions of $6,000 under the Savings Plan and $6,705 under the Compensatory Benefits Plan.

STOCK OPTIONS

     The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS


                        NUMBER OF      % OF TOTAL                                            GRANT
                       SECURITIES      OPTIONS/SARS                                          DATE
                       UNDERLYING      GRANTED TO        EXERCISE                           PRESENT
                         OPTIONS       EMPLOYEES          PRICE              EXPIRATION     VALUE
       NAME            GRANTED (#)      IN 1996           ($/SH)              DATE(1)        ($)(2)
Arnold M. Nemirow      50,000(3)          8.08           34.8750             01/17/06       533,500
E. Patrick Duffy       20,000(3)          3.23           34.8750             01/17/06       213,400
                        7,500(4)          1.21           34.8750             01/17/06       80,025
Arthur D. Fuller       20,000(3)          3.23           34.8750             01/17/06       213,400
                        7,500(4)          1.21           34.8750             01/17/06       80,025
David G. Maffucci      20,000(3)          3.23           34.8750             01/17/06       213,400
                        7,500(4)          1.21           34.8750             01/17/06       80,025
Robert J. Pascal       20,000(3)          3.23           34.8750             01/17/06       213,400
                        7,500(4)          1.21           34.8750             01/17/06       80,025

(1) The plan pursuant to which the options were granted and the option agreement set forth certain earlier expiration dates.

(2) The present value of these options was calculated using the Black-Scholes option pricing model and assuming volatility of 30.9%, a risk free return rate of 5.4%, dividends at the rate of $.80 per share and an average expected option life of 5.6 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(3) Options with respect to 50% of the shares of Common Stock covered thereby became exercisable on January 17, 1997, and options with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 17, 1998, if certain conditions are met. In addition, the stock option plan pursuant to which the options were granted provides that the exercisability date is accelerated and the Company is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan.

(4) These options have the following conditions to exercisability: (i) the officer must remain in the continuous employ of the Company or one of its subsidiaries for one year following the grant date of January 17, 1996, and
    (ii) specific individual and/or financial goals must be achieved to the satisfaction of the Chief Executive Officer of the Company within one year of the grant date. The goals were as follows: in the case of Messrs. Duffy and Fuller, reduction of mill stores' inventories by specified levels; in the case of Mr. Maffucci, the achievement of specified staffing levels; and in the case of Mr. Pascal, the achievement of specified measures with respect to tons produced per employee, indirect manufacturing costs per ton and reduction in manpower with respect to Mr. Pascal's area of responsibility. In addition, the stock option plan pursuant to which the options were granted provides that the exercisability date is accelerated and the Company is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan.

OPTION EXERCISES

     The following table sets forth information concerning the value at the end of 1996 of unexercised options held by the Named Executive Officers to purchase the Company's Common Stock. None of the Named Executive Officers exercised stock options during 1996.

                    AGGREGATED OPTION EXERCISES IN 1996 YEAR
                        AND 1996 YEAR-END OPTION VALUES

                                                         NUMBER OF
                       SHARES                            SECURITIES
                      ACQUIRED                           UNDERLYING        VALUE OF UNEXERCISED
                         ON               VALUE         UNEXERCISED            IN-THE-MONEY
                      EXERCISE            REALIZED       OPTIONS AT             OPTIONS AT
       NAME             (#)               ($)          12/31/1996 (#)        12/31/1996 ($)(1)
                                                        EXERCISABLE/           EXERCISABLE/
                                                       UNEXERCISABLE           UNEXERCISABLE
Arnold M. Nemirow      0                  n/a          250,000/50,000     2,527,350.00/125,000.00
E. Patrick Duffy       0                  n/a          10,000/37,500      52,250.00/121,000.00
Arthur D. Fuller       0                  n/a          10,000/37,500      105,125.00/173,875.00
David G. Maffucci      0                  n/a          13,900/31,500      135,212.50/105,900.00
Robert J. Pascal       0                  n/a          58,900/36,000      658,468.75/147,693.75

(1) Based on the difference between the option exercise price and the average of the highest and lowest prices per share of the Company's Common Stock on the New York Stock Exchange on December 31, 1996, of $37.375. No value was calculated for options whose exercise price exceeded the closing price of the Common Stock on December 31, 1996.

STOCK RETENTION PROGRAM

     The Company has established stock ownership guidelines for executive officers as a way to help better align the financial interests of its officers with those of shareholders. These officers are expected to make continuing progress towards compliance with these guidelines and to comply fully with the guidelines by the later of January 1999 or three years after the officer's employment with the Company. Officers are required, as a condition of eligibility for future bonus payments, to own stock with a value equal to a specified multiple of their base salary. Stock owned directly or through qualified Company stock plans and vested stock options count toward meeting this goal. Under these guidelines, the requisite multiples are three for the chief executive officer, two for senior vice presidents and one to one-half for corporate vice presidents, divisional vice presidents and others, depending on their respective salary grade levels.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either the Company or the Executive or, in the case of Mr. Pascal, until September 30, 1997. In the event of a Change in Control, as defined in the CIC Agreements described below, the term of the Agreements (except for Mr. Pascal's, which ends on September 30, 1997) continues for not less than three years thereafter unless the Executive terminates his employment for other than Good Reason (also as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in the Company's various bonus and benefit plans as in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or Cause (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or which has a material adverse effect on the Company or the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and bonuses, plus a pro rata share of their bonuses for the year of termination in the cases of Messrs. Nemirow, Duffy, Fuller and Maffucci. Mr. Pascal's Agreement provides that in the event his employment is terminated prior to his anticipated retirement date of September 30, 1997, for reasons other than death, disability, retirement, Good Reason or Cause (each such term as defined in the CIC Agreements described below), then Mr. Pascal is entitled to receive full salary and bonus (calculated with respect to salary and bonus in effect immediately prior to the date of termination) from the date of termination (in the case of salary) and from January 1 of the year in which the termination occurred (in the case of bonuses) through September 30, 1997. In addition Mr. Pascal's Agreement accelerates the exercisability of stock options and equivalent benefits held by him to make such options and equivalent rights exercisable immediately prior to his anticipated retirement date of September 30, 1997, in exchange for the execution of a release agreement as of his retirement date.

     With respect to employee benefit plans, Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under the Company's benefits plans, he shall receive credit for continuous employment at an accelerated rate and entitles him to receive certain minimum annual benefits upon his retirement from the Company if certain conditions are met,

Mr. Duffy's Agreement provides that he shall be entitled to receive certain specified benefits under the Company's Supplemental Benefits Plan, and Mr. Pascal's Agreement provides that he shall be credited with five additional years of service under the Company's Supplemental Benefits Plan.

     Each Executive also is a party to a change in control agreement with the Company (collectively, the "CIC Agreements"). The CIC Agreements have a three-year term that is automatically extended at the end of each year for an additional one year. The CIC Agreements generally provide that, in the event of a Change in Control (as defined below), the CIC Agreements shall continue in effect until they expire in accordance with the above-described extensions, but in any event for a period of not less than three years from the date of the Change in Control. Following a Change in Control of the Company, if an Executive's employment is terminated by the Company (except for a termination due to death, disability, or retirement, or for Cause (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon the Company)) or if the Executive elects to terminate his employment for Good Reason as defined below, the Executive shall receive his full base salary and all benefits and awards under the Company's benefit plans and policies (in which he was a participant prior to the Change in Control) to which he is entitled through his date of termination and may elect to receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to: (i) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control; plus (ii) three times the largest annual bonus awarded to the Executive during the five fiscal years immediately preceding the year in which the Change in Control occurred or, if higher, the annual bonus the Executive would have been awarded under the bonus plan had he continued in the Company's employ on the same basis as immediately before the Change in Control; plus (iii) three times the largest annual contribution made by the Company to the Savings Plan on the Executive's behalf during the five fiscal years immediately preceding the Change in Control or, if higher, the contribution the Company would have made to the Savings Plan on the Executive's behalf for the fiscal year in which the Change in Control occurred had he continued in the Company's employ at the same base salary and with the same contribution level as immediately prior to the Change in Control; plus (iv) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control (as compensation for medical, life insurance and other benefits lost as a result of the termination of employment). In addition, each of the CIC Agreements provides that the Executive will be entitled to a pro rata portion of the annual bonus calculated in the manner specified in (ii) above for the year in which the termination occurred. The CIC Agreements provide that the foregoing payments shall be reduced by 1/36th for each month by which the date that is three years from the effective date of the Executive's termination extends beyond the Executive's normal retirement date.

     The CIC Agreements define a Change in Control as occurring if: (i) any person becomes a beneficial owner of securities of the Company representing 20% or more of the Company's outstanding voting securities (unless that person has filed a Schedule 13G indicating such person's intent to hold such securities for investment); (ii) less than two-thirds of the total membership of the Board shall be continuing directors (as defined in the CIC Agreements); or (iii) the shareholders of the Company approve a merger, consolidation, complete liquidation or sale of all or substantially all of the Company's assets. The CIC Agreements define Good Reason as an adverse change in the Executive's status, duties or responsibilities as in effect immediately prior to the Change in Control after the Executive has given notice of the adverse change and the Company has failed to cure; or failure of the Company to pay or provide the Executive the salary or benefits to which he is entitled; or the reduction of the Executive's salary as in effect on the date of the Change in Control; or the taking of any action by the Company that would substantially diminish the value of the Executive's awards or benefits under the Company's benefit plans in which the Executive was participating at the time of the Change in Control; or the Company's failure to obtain from any successor assent to the CIC Agreement; or the relocation of the Executive's principal office to a location more than thirty-five miles from its location immediately prior to the Change in Control; or a substantial increase in the Executive's travel obligations subsequent to the Change in Control.

     The CIC Agreements also generally provide a terminated Executive with outplacement assistance, a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments" and reimbursement for all costs incurred in connection with enforcing the terms of the CIC Agreement. In addition, the CIC Agreements generally provide that the Company will pay or provide the Executives, their surviving spouses or children the amounts and benefits that they would have received, assuming certain conditions, under the Company's Retirement Plan and Supplemental Benefit Plan in effect immediately prior to the Change in Control if the Executive had continued to be employed until the third anniversary of the effective date of the termination of the Executive's employment or until the Executive's normal retirement date, whichever is earlier.

RETIREMENT BENEFITS

     The following table shows the total estimated annual pension benefits payable for the Named Executive Officers under the Company's qualified, nonqualified benefits restoration and nonqualified supplemental retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to Named Executive Officers are not reduced by any offset for Social Security benefits.

             COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

                                                                                  30 OR
FINAL                                                                            MORE
AVERAGE           5 YEARS    10 YEARS    15 YEARS     20 YEARS     25 YEARS      YEARS
EARNINGS*         SERVICE     SERVICE     SERVICE      SERVICE      SERVICE      SERVICE
$100,000          $12,500     $25,000     $37,500      $50,000      $55,000      $60,000
125,000           15,625      31,250      46,875       62,500       68,750       75,000
150,000           18,750      37,500      56,250       75,000       82,500       90,000
175,000           21,875      43,750      65,625       87,500       96,250       105,000
200,000           25,000      50,000      75,000       100,000      110,000      120,000
225,000           28,125      56,250      84,375       112,500      123,750      135,000
250,000           31,250      62,500      93,750       125,000      137,500      150,000
300,000           37,500      75,000      112,500      150,000      165,000      180,000
350,000           43,750      87,500      131,250      175,000      192,500      210,000
400,000           50,000      100,000     150,000      200,000      220,000      240,000
450,000           56,250      112,500     168,750      225,000      247,500      270,000
500,000           62,500      125,000     187,500      250,000      275,000      300,000
600,000           75,000      150,000     225,000      300,000      330,000      360,000
700,000           87,500      175,000     262,500      350,000      385,000      420,000
800,000           100,000     200,000     300,000      400,000      440,000      480,000
900,000           112,500     225,000     337,500      450,000      495,000      540,000

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.

     Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the two preceding plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The two other plans described above provide that in the event of a change in control, each participant in such plans will become 100% vested in his accrued benefits. This table assumes retirement in 1996. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service (determined by actual years of service or, in the case of Mr. Pascal, pursuant to his employment agreement):
Mr. Nemirow, $863,429, 2 years; Mr. Duffy, $355,571, 1 year; Mr. Fuller, $381,198, 1 year; Mr. Maffucci, $195,272, 19 years; and Mr. Pascal, $339,780, 15 years.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

     The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for the Company's executive officers. The Committee's goal is to develop executive compensation programs that are consistent with strategic business objectives.

     The Committee is composed entirely of independent, nonemployee directors who have not served as officers of the Company and have no interlocking relationships, as defined by the Securities and Exchange Commission.

KEY ELEMENTS AND POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

     The Company's basic policy for executive officers is that compensation should vary depending on the Company's success in the following areas:

     (Bullet) Performance versus the Company's financial and strategic objectives, and

     (Bullet) Creation of shareholder value.

     The key elements of the Company's 1996 executive compensation program were base salary, the Annual Bonus Plan, stock options and the Long-Term Cash Incentive Plan covering the 1994-1996 performance period ("LTIP").

     (Bullet) To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual bonus payouts for executive officers generally were set near the median of comparable executives in the paper and forest products industry. Executive officers had the opportunity to earn above-median levels of compensation through stock options and through the LTIP if the Company attained above-median performance relative to its peer group. Actual total compensation depended on the Company's performance.

     (Bullet) Competitive market data were provided by an independent compensation consultant. The Company reviewed the pay practices of companies in the paper and forest products industry, as well as other general industry companies with annual revenues similar to the Company's. The Committee believed this criterion provided reasonable pay comparisons, enabling the Company to assure that executives were being paid fairly, while assuring shareholders and the Company that executive pay levels were reasonable.

     (Bullet) The group of companies used for independent compensation comparisons included many of the Company's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart below. The list was expanded, however, to include other paper and forest products companies and similar-sized general industry companies that are not a part of the Dow Jones Paper Products Group. This decision was based on the Committee's belief that the recruitment of executive talent should not necessarily be limited to the companies used in the Dow Jones group.

     (Bullet) The cyclical nature of the paper and forest products industry, combined with the major new strategic initiatives undertaken by the Company in recent years, argued for a heavy weighting of performance measured over more than a one-year period, as compared to certain peer companies. As a result, the executive officers' target and maximum compensation opportunities under the two long-term incentive programs (stock option plans and LTIP) combined were greater than their annual incentive opportunities.

BASE SALARY

     Executive officers' salaries are generally set to place them near median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies.

     (Bullet) Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and the profits of the Company during the preceding year for officers with corporate-wide responsibilities.

ANNUAL BONUS PLAN

     The Annual Bonus Plan for 1996 used three performance measures: Return on Net Assets ("RONA") (weighted 50%), Return on Capital Spending (weighted 25%) and Cost Reduction (weighted 25%):

     (Bullet) RONA was measured at the division and corporate levels (50% consolidated RONA for corporate employees; 25% consolidated RONA and 25% division RONA for divisional employees), with awards based on performance relative to goals established at the beginning of the year. The capital intensive nature of the Company's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

     (Bullet) Return on Capital Spending targets were set at the division level to reflect the Company's priority to spend capital dollars on the highest return capital projects. Consolidated results were used for corporate employees.

     (Bullet) Specific cost reduction and productivity goals were established at division levels, and actual results were compared to these goals when determining final awards. The inclusion of this measure reflects the strategic importance the Company has placed on managing costs and increasing productivity. Consolidated results were used for corporate employees.

     The Company's performance in certain of these areas during 1996 was slightly below budgeted levels, resulting in bonus payouts that were below targeted levels.

LONG-TERM CASH INCENTIVE PLAN

     The LTIP measures performance over three-year periods. The most recent cycle covered performance from 1994 through 1996 and used Return on Capital Employed ("ROCE") as the primary performance measure. The Company's performance was measured relative to a peer group of companies.

     Payouts were based on the Company's ranking within the comparison group in 1996, with an improvement in ranking required over the three-year period for any payout to occur. The Company realized a significant improvement in ranking, thus generating above-target payouts to plan participants. Based upon anticipated performance results, payments were made in January 1997 in amounts equal to 80% of the estimated total payout. Final results will be verified in April 1997, after which the remaining 20% will be paid if earned.

     To increase the linkage between executive compensation and shareholder value, payouts for the 1994-1996 performance cycle also were influenced by the Company's stock price performance:

     (Bullet) Each participant was awarded "units" at the beginning of the cycle. The number of units was equal to three times the quotient obtained by dividing (i) the product of (a) the individual's annual target bonus award percentage times (b) the individual's salary grade midpoint by (ii) the daily average price of the Company's Common Stock in December 1993 ($22.75).

     (Bullet) At the end of the performance period, the award to the participant was equal to the product obtained by multiplying (i) the number of units awarded, times (ii) the Company's average daily Common Stock price during December 1996 ($37.315), times (iii) a multiplier determined by the Company's final ROCE performance versus peers.

     The peer comparison group included the companies in the Dow Jones Paper Products Group used in the Total Shareholder Return graph, with the exception of The Mead Corporation, and the addition of Abitibi-Price Inc., Chesapeake Corporation, P.H. Glatfelter Company and Stone Container Corporation.

STOCK OPTIONS

     Stock options continue to play an important role in linking executives' compensation to the Company's Common Stock performance, and thus to the interests of shareholders. During 1996, stock options were granted with an exercise price equal to the fair market value (as defined by the plan) of the Common Stock on the date of grant. Accordingly, the options have value to the executive only if the stock price appreciates. The Committee believes this design will focus executives on the creation of shareholder wealth over the long term.

     Stock option awards are based on competitive practice. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying the stock option grant is dependent on stock price as well as competitive practice and may change from year to year.

     The Company has implemented stock ownership guidelines for its senior executives that require them to hold stock or vested stock options with a value equal to a multiple of the executive's base salary ranging from one-half to three. Compliance is required by the later of January 1999 and three years after the executive's date of employment with the Company.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     The Committee generally intends to administer the executive pay program so that the corporate tax deduction for compensation to executives is maximized under Section 162(m) of the Internal Revenue Code of 1986, as amended, without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company.

     The Committee generally intends to submit plans for shareholder approval and to make incentive compensation awards based on performance criteria. If, in the Committee's judgment, however, the Company's compensation objectives could be better met through compensation that does not meet the criteria for deductibility, it may allow for non-deductible compensation.

COMPENSATION OF THE CEO DURING 1996

     The Committee annually reviews Mr. Nemirow's salary level and considers such factors as tenure, individual performance and contribution to the Company's success when contemplating future salary adjustments. Mr. Nemirow's 1996 salary, his payout under the Annual Bonus Plan for 1996 and his payout under the LTIP were determined on the same basis as the base salaries and payouts under these two plans for all executive officers, as described above, but a substantial portion of his LTIP payment did not qualify for the corporate tax deduction. Mr. Nemirow also received a grant of 50,000 stock options in 1996. These options have terms identical to, and were awarded on the same basis as, all options granted during 1996 as described above.

     All members of the Human Resources and Compensation Committee concur in this report.

D. R. Melville (Chairman)
F. J. Aguilar
H. D. Aycock

                            TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1991-1996

     The table below compares the cumulative shareholder returns of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1991.

(Total Shareholder Return chart appears here. Plot points are below.)


                                              12/91     12/92     12/93     12/94     12/95     12/96
Bowater Incorporated.......................   100.00    116.43    114.24    135.43    183.30    198.43
Dow Jones Paper Products Group.............   100.00    101.06    110.32    122.19    133.66    141.17
S&P 500....................................   100.00    107.61    118.41    120.01    164.95    202.73

     * Companies include: Boise Cascade Corporation, Champion International Corporation, Consolidated Papers, Inc., International Paper Company, The Mead Corporation, Union Camp Corporation, and Westvaco Corporation.

                                   ITEM NO. 2

          APPROVAL OF THE COMPANY'S 1997-1999 LONG-TERM INCENTIVE PLAN

     The 1997-1999 LTIP is a long-term compensation plan under which the Company has granted and will grant units to employees of the Company and its subsidiaries whose 1997 salary grade levels have base salary ranges beginning at $142,375 (such employees are referred to as "Participants"). As described below, a Participant's entitlement to a payout with respect to such units will be determined over a three-year plan cycle consisting of fiscal years 1997, 1998 and 1999.

     The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Human Resources and Compensation Committee of the Board of Directors (the "Committee") and the Board of Directors have reviewed the 1997-1999 LTIP and recommend to shareholders that the 1997-1999 LTIP be approved. The 1997-1999 LTIP is designed to link rewards paid to key personnel with the Company's performance.

     The 1997-1999 LTIP has been designed to comply with the provisions of
Section 162(m) of the Code, which imposes limits on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company (who, in each proxy statement, will be the Named Executive Officers for such year). Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that most of the compensation awards under the 1999-1997 LTIP will qualify as performance-based compensation, which is generally deductible, the 1997-1999 LTIP is being submitted to shareholders for approval at the Annual Meeting. The Company believes compensation payable pursuant to the 1997-1999 LTIP will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death or disability and change in control (both as defined in the 1997-1999 LTIP), compensation not deductible by the Company pursuant to
Section 162(m) of the Code may be payable. By approving the 1997-1999 LTIP, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various compensation awards contained therein. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the 1997-1999 LTIP pursuant to Section 162(m) of the Code.

     The principal features of the 1997-1999 LTIP are described below.

     ADMINISTRATION. The 1997-1999 LTIP vests power in the Committee to administer and interpret the 1997-1999 LTIP. The Committee has delegated to the Vice President -- Human Resources of the Company, and other appropriate officers and employees of the Company, responsibility for administering the 1997-1999 LTIP, other than certain duties and authority with respect to the Named Executive Officers for each year (described below). The Committee's powers include authority to correct any defect or omission or reconcile any inconsistency in the 1997-1999 LTIP or in any award granted thereunder and to make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the 1997-1999 LTIP.

     ELIGIBILITY. Active employees of the Company and its subsidiaries whose 1997 salary grade levels have base salary ranges beginning at $142,375 are eligible to be granted units under the 1997-1999 LTIP. Because each of the Company's executive officers is eligible to receive an award under the 1997-1999 LTIP, each may be deemed to have an interest in the approval of the 1997-1999 LTIP. Grants made to employees eligible as of January 1, 1997, are reflected in the table below. Such grants are conditioned upon shareholder approval of the 1997-1999 LTIP at the Annual Meeting, and such grants shall be null and void, and no payouts shall be made under the 1997-1999 LTIP, unless such approval is obtained (except in the event of a payout under the change in control provisions described below). The group of Participants currently includes approximately 28 people, including the Company's Chief Executive Officer and other highly compensated officers of the Company. Because the number of employees in the requisite salary grades may change, it is impossible to determine the exact number of persons who will be eligible for awards under the 1997-1999 LTIP during its term. Appropriate adjustments are provided in the 1997-1999 LTIP if an employee is promoted within or into salary grades eligible for the 1997-1999 LTIP, and discretion is given to the Committee to make adjustments in the event of a demotion.

     UNITS AND FINAL AWARDS. At the beginning of the 1997-1999 LTIP cycle, each Participant received the number of units assigned to his or her salary grade. The units assigned to each salary grade are equal to (i) the product of (A) the bonus percentage assigned for the 1997 fiscal year of the Company to that salary grade, times (B) the midpoint of that salary grade for the 1997 fiscal year, divided by (ii) the average daily closing price of the Company's Common Stock for the 1996 calendar year. Each year during the 1997-1999 LTIP cycle (fiscal years 1997, 1998 and 1999), the Committee will determine a unit value for each Participant by multiplying each Participant's units by the average daily closing price of the Common Stock for each such year. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, each Participant's units shall be proportionately adjusted.

     At the end of the 1997-1999 LTIP cycle, the Committee will determine the final award for each Participant by multiplying the sum of each Participant's unit values for all fiscal years in the 1997-1999 LTIP cycle by a percentage determined based upon the Company's financial performance relative to designated peer companies. In making this calculation, the Company's average return on net assets ("RONA") for the 1997-1999 LTIP cycle (the "Company Average") will be compared to the average RONA for the 1997-1999 LTIP cycle for a group of selected peer companies (the "Peer Group Average"). No payout will be made under the 1997-1999 LTIP unless the Company Average exceeds the Peer Group Average. If the Company Average exceeds the Peer Group Average, payouts will be made based on the Company Average as a multiple of the Peer Group Average, with a maximum payout of 250% of the accumulated unit values if the Company Average is at least
1.5 times the Peer Group Average. For multiples from 1 through 1.5 of the Peer Group Average, the percentage of accumulated unit values paid out will have the same proportionate location within the range of 0% through 250% (rounded to the nearest 10th of a percent) as the multiple has within the range of 1 through
1.5. Under this formula, for example, if the Company Average is 1.2 times the Peer Group Average (which is the 40th percentile in the range of 1 through 1.5), the payout will equal 100% of the accumulated unit values (which is the 40th percentile in the range of 0% through 250%). The Committee must certify that any applicable performance goals have been met before an award becomes final. The maximum final award that may be paid to any person who is a Named Executive Officer at the time the payout under the 1997-1999 LTIP would be deductible by the Company is $6,000,000. There is no limit on compensation for Participants who are not Named Executive Officers. Based on the payment formula adopted by the Committee, the maximum amount of compensation that could be paid to any Participant is 250% of his or her aggregate unit values.

     FORM AND TIMING OF PAYMENT. Subject to certain limitations contained in the 1997-1999 LTIP, following the end of the 1997-1999 LTIP cycle, the Company shall pay to each Participant (i) a number of shares of Common Stock of the Company equal to one-half of the Participant's final award under the 1997-1999 LTIP divided by the fair market value of one share of Common Stock on the date that the Committee approves such final award, and (ii) cash equal to one-half of such final award. The Committee, in its sole discretion, may change the proportion of cash and Common Stock in which the payouts are made (except with respect to the Named Executive Officers). In the event that the payment of Common Stock under the 1997-1999 LTIP would cause the number of shares of Common Stock issued pursuant thereto to exceed 991,878, then the number of shares of Common Stock distributable to each Participant under the 1997-1999 LTIP shall be proportionately reduced so that such limit is not exceeded and cash shall be paid in lieu of such excess stock to each Participant.

     ASSIGNMENT. No award under the 1997-1999 LTIP shall be assignable or transferrable.

     DEATH, DISABILITY, RETIREMENT OR SALE OF BUSINESS UNIT. In the event of the termination of a Participant's employment with the Company because of death, disability, retirement or sale by the Company of the subsidiary or unit employing the Participant, payouts shall be made at the end of the 1997-1999 LTIP cycle in proportion to the eligible service of the Participant during such period based upon unit values accumulated during the fiscal years employed.

     OTHER TERMINATION. If any Participant shall cease to be employed by the Company for any reason other than death, disability, retirement or sale by the Company of the subsidiary or unit employing the Participant, prior to the payment of any final award under the 1997-1999 LTIP, all of the Participant's rights to a final award shall be forfeited. The Committee, however, may in its sole discretion make a payout to the Participant under such circumstances.

     CHANGE IN CONTROL. If a change in control of the Company (as defined in the 1997-1999 LTIP) shall have occurred and, prior to payment of any final award under the 1997-1999 LTIP, a Participant's employment is terminated for any reason other than his or her death, disability, retirement, by the Company for cause (as defined in the 1997-1999 LTIP), or by the Participant without good reason (as defined in the 1997-1999 LTIP), the Company shall pay the Participant a final award equal to the Participant's units multiplied by (i) three times the maximum payout percentage adopted by the Committee in connection with the performance goals adopted by the Committee, and (ii) the Acceleration Price (as defined below). All final awards payable as a result of a change in control shall be paid entirely in cash within thirty days of termination of employment. For purposes of the 1997-1999 LTIP, the term "Acceleration Price" means the highest of: the highest reported sales price of the Common Stock within the sixty days preceding the date of the change in control as reported by any securities exchange upon which the Common Stock is listed, the highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty days preceding the date of the change in control, the highest tender offer price paid for the Common Stock, and any cash merger or similar price. Compensation paid pursuant to a change in control generally cannot be deducted by the Company to the extent that compensation exceeds the $1,000,000 cap of Section 162(m).

     AMENDMENT AND MODIFICATION. The Committee, in its sole discretion, with notice to Participants, at any time and from time to time, may modify or amend, in whole or in part, any or all provisions of the 1997-1999 LTIP, or suspend or terminate it entirely; provided, however, that in the event of such action, any Participant who is an active employee (as defined in the 1997-1999 LTIP) on the effective date of such action shall be entitled to no less of a payment or distribution under the 1997-1999 LTIP than he or she would have otherwise received, based upon his or her units, aggregate unit value and the applicable percentage determined based on the Company's relative financial performance, all computed as of the end of the fiscal year prior to or following such action, whichever is greater. No such modification, amendment, suspension or termination shall affect a Participant's rights under the change in control provisions of the 1997-1999 LTIP described above. Shareholder approval is not required for any such modification, amendment, suspension or termination.

     FEDERAL TAX CONSEQUENCES. Under the Code as presently in effect, a grant of units under the 1997-1999 LTIP will have no federal income tax consequence. The payment of final awards, whether paid in cash or a combination of Common Stock and cash, is taxable to a Participant as ordinary income. All amounts taxable to employees under the 1997-1999 LTIP in respect of units generally are deductible by the Company as compensation, subject to the limits described above. Upon a sale of Common Stock acquired under the 1997-1999 LTIP, the Participants realize long- or short-term gain or loss, and the Company receives no further deduction.

     VOTE REQUIRED. Approval of the 1997-1999 LTIP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and eligible to vote thereon. Abstentions are counted as a vote against this proposal. Broker non-votes have no effect upon the approval of the 1997-1999 LTIP.

     NEW PLAN BENEFITS. Set forth below is information concerning unit grants made under the 1997-1999 LTIP to date (subject to shareholder approval). Except as to the Named Executive Officers who will be subject to the $6,000,000 cap described above, the maximum benefit to be received under these awards cannot be determined at this time because the future performance of the Company's stock is unknown. Additional employees may become eligible for unit awards during the 1997-1999 LTIP cycle.

                               NEW PLAN BENEFITS
            BOWATER INCORPORATED 1997-1999 LONG-TERM INCENTIVE PLAN

                                                            DOLLAR              NUMBER
NAME AND POSITION                                          VALUE ($)           OF UNITS
Arnold M. Nemirow                                           (1)                10,524
  Chairman, President and
  Chief Executive Officer
E. Patrick Duffy                                            (1)                3,488
  Senior Vice President and
  President -- Coated Paper &
  Pulp Division
Arthur D. Fuller                                            (1)                3,488
  Senior Vice President
  and President -- Newsprint Division
David G. Maffucci                                           (1)                3,488
  Senior Vice President and
  Chief Financial Officer
Robert J. Pascal                                            (1)                3,488
  Senior Vice President
Current Executive Officers as a Group                       (1)                46,303
Non-Executive Director Group (2)                              n/a                 0
All Employees, Excluding
  Executive Officers, as a Group                            (1)                20,930

(1) As described on page 17, the dollar value of units under the 1997-1999 LTIP ultimately will depend on (1) the average daily closing price of the Company's Common Stock during each of 1997, 1998 and 1999, and (2) the Company's relative performance based on a comparison of the Company Average to the Peer Group Average. The peer group companies are Abitibi-Price Inc., Avenor Inc., Champion International Corporation, Donohue Inc., Fletcher Challenge Canada Limited, International Paper Company, The Mead Corporation, Stone-Consolidated Corporation, Westvaco Corporation and Weyerhauser Company. The following table illustrates the range of values per 1,000 units (as depicted in the table above) of a final award at the end of the three-year plan cycle, depending on the two variables of stock price and performance relative to peer group as described above.

                          AWARD VALUE PER 1,000 UNITS

                      COMPANY AVERAGE RONA AS A MULTIPLE OF PEER GROUP AVERAGE RONA
   AVERAGE
    STOCK       1 OR
    PRICE       LESS            1.1          1.2          1.3          1.4          1.5
   $20          $ 0           $30,000      $60,000      $90,000      $120,000     $150,000
   $25          $ 0           $37,500      $75,000      $112,500     $150,000     $187,500
   $30          $ 0           $45,000      $90,000      $135,000     $180,000     $225,000
   $35          $ 0           $52,500      $105,000     $157,500     $210,000     $262,500
   $40          $ 0           $60,000      $120,000     $180,000     $240,000     $300,000
   $45          $ 0           $67,500      $135,000     $202,500     $270,000     $337,500
   $50          $ 0           $75,000      $150,000     $225,000     $300,000     $375,000
   $55          $ 0           $82,500      $165,000     $247,500     $330,000     $412,500
   $60          $ 0           $90,000      $180,000     $270,000     $360,000     $450,000
   $65          $ 0           $97,500      $195,000     $292,500     $390,000     $487,500
   $70          $ 0           $105,000     $210,000     $315,000     $420,000     $525,000
   $75          $ 0           $112,500     $225,000     $337,500     $450,000     $562,500
   $80          $ 0           $120,000     $240,000     $360,000     $480,000     $600,000

(2) Directors who are not also employees of the Company are not eligible to participate in the 1997-1999 LTIP.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
                     OF THE 1997-1999 LONG-TERM INCENTIVE PLAN.

                                   ITEM NO. 3

                APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan has been established by the Company to secure for the Company and its shareholders the benefits arising from providing long-term incentive compensation opportunities to those key employees and officers of the Company and its subsidiaries who are and will be responsible for its future growth and continued success, and from reinforcing the common interests of shareholders and nonemployee directors of the Company. The 1997 Stock Option Plan provides a means whereby such key employees, officers and nonemployee directors (i) may be awarded restricted or nonrestricted stock awards, (ii) may acquire shares of Common Stock pursuant to stock options, and
(iii) may be awarded stock appreciation rights ("SARs"). No shares are currently available to be granted under the Company's 1992 stock option plan.

     Key features of the 1997 Stock Option Plan include:

          (Bullet) a prohibition against the repricing of stock options;

          (Bullet) a prohibition against granting options with an exercise price less than the fair market value of Common Stock on the date of grant;

          (Bullet) authorization of 1,000,000 shares subject to the plan
                   (2.5% of Common Stock outstanding on the record date for the Annual Meeting);

          (Bullet) limits on the number of awards (generally 200,000 shares) that may be granted to any individual under the plan each year; and

          (Bullet) limits on the percentage of shares (5%) subject to the plan that may be granted in the form of restricted or nonrestricted stock.

     The 1997 Stock Option Plan has been designed to the extent possible to comply with the provisions of Section 162(m) of the Code. In an effort to ensure that options, SARs and restricted stock awarded under the 1997 Stock Option Plan will qualify as performance-based compensation, which is generally deductible, the 1997 Stock Option Plan is being submitted to shareholders for approval at the Annual Meeting. The Company believes compensation payable pursuant to the 1997 Stock Option Plan, except for nonrestricted stock awards, if any, will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death, disability and a change in control (as defined in the 1997 Stock Option Plan), compensation not qualified under
Section 162(m) of the Code may be payable. By approving the 1997 Stock Option Plan, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the 1997 Stock Option Plan.

     ADMINISTRATION. The 1997 Stock Option Plan will be administered by the Committee. Among other things, the Committee (or, in the case of awards to nonemployee directors, the Board) will have the authority, subject to the terms of 1997 Stock Option Plan, to select officers, employees and nonemployee directors to whom awards may be granted, to determine the type of award as well as the number of shares of Company Common Stock to be covered by each award and to determine the terms and conditions of any such awards. The Committee also will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 1997 Stock Option Plan as it shall deem advisable, to interpret the terms and provisions of the 1997 Stock Option Plan and any awards issued thereunder and to otherwise supervise the administration of the 1997 Stock Option Plan. All decisions made by the Committee or the Board pursuant to the 1997 Stock Option Plan will be final and binding.

     ELIGIBILITY. Key employees and officers of the Company and its subsidiaries designated by the Committee and nonemployee directors are eligible to be granted awards under the 1997 Stock Option Plan. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the 1997 Stock Option Plan. Because each of the Company's executive officers and nonemployee directors is eligible to receive a grant under the 1997 Stock Option Plan, each may be deemed to have an interest in the approval of the 1997 Stock Option Plan.

     PERFORMANCE GOALS. The Committee may, but is not required to, establish performance-related goals to be used in connection with conditions, restrictions and limitations for each grant under the 1997 Stock Option Plan (except for nonrestricted stock awards) within ninety days of the date of grant. If the Committee chooses to establish performance-related goals for a particular grant or award, it shall choose such goals from among the following factors, or any combination thereof, as it deems appropriate: total shareholder return; growth in revenues, sales, net income, stock price and/or earnings per share; return on assets, net assets and/or capital; return on shareholders' equity; debt/equity ratio; working capital; safety; quality;

the Company's financial performance versus peers; cost reduction; productivity; market mix; and economic value added. The Committee may select among the goals specified from award to award, and the Committee need not select the same, or any, goals for each grantee. The Committee must certify that the performance goals for each grant, if any, have been met before the grant will become vested or exercisable (as the case may be).

     PLAN FEATURES. The 1997 Stock Option Plan authorizes the issuance of up to 1,000,000 shares of Company Common Stock pursuant to the grant or exercise of stock options (including incentive stock options ("ISOs") to key employees and officers), SARs and restricted and nonrestricted stock awards, but not more than 5% of the shares subject to the 1997 Stock Option Plan may be issued as a restricted or nonrestricted stock award. No single participant may be granted awards pursuant to the 1997 Stock Option Plan covering in excess of 200,000 shares of Common Stock in any one calendar year or if such award would result in the participant's owning more than 10% of the outstanding stock of the Company calculated in accordance with the attribution rules of Section 424 of the Code. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of shares subject to the plan and outstanding awards shall be proportionately adjusted.

     Subject to the foregoing limits, the shares available under the 1997 Stock Option Plan may be allocated among the various types of awards and among the participants as the Committee deems appropriate. Awards may be granted on such terms as the Committee may determine, except that the exercise price for stock options and the base price for SARs must be no less than the fair market value of Company Common Stock on the date of grant, and ISOs may not be exercisable beyond the tenth anniversary of the date of grant.

     As indicated above, several types of stock-related grants can be made under the 1997 Stock Option Plan. A summary of these grants is set forth below.

     STOCK OPTIONS. The 1997 Stock Option Plan authorizes the Committee to grant options to purchase Common Stock at an exercise price equal to or above the fair market value of Company Common Stock on the date of grant. An option that satisfies the requirements of Section 422 of the Code may be designated by the Committee as an ISO. The principal difference between ISOs and nonqualified options is their tax treatment. See "FEDERAL INCOME TAX CONSEQUENCES." Also, ISOs may not be granted to nonemployee directors. The aggregate fair market value, determined on the date of grant, of the shares with respect to which ISOs granted to a grantee under all plans of the Company and its subsidiaries that may become exercisable during a calendar year may not exceed $100,000. To the extent that any such options exceed the foregoing limitation, the excess options shall be deemed to be nonqualified options. The 1997 Stock Option Plan permits grantees, with the approval of the Committee, to pay the exercise price of options in cash, stock (valued at its fair market value on the date preceding notice to the Committee) or a combination thereof, or in any other consideration acceptable to the Committee. The 1997 Stock Option Plan prohibits the repricing of options. ISOs and nonqualified options shall become immediately exercisable in full in the event of a change in control of the Company (as defined in the 1997 Stock Option Plan). A grantee may exercise an ISO or a nonqualified option, as the case may be, to the extent such option has become exercisable, by complying with the Company's notification procedures.

     STOCK APPRECIATION RIGHTS. The Committee may grant tandem SARs or non-tandem SARs, each as defined in the 1997 Stock Option Plan. The principal difference between a tandem SAR and a non-tandem SAR is that the exercisability of a tandem SAR is related to an option and the exercisability of a non-tandem SAR is not so related. The base price of a non-tandem SAR must be set by the Committee at or above the fair market value of a share as of the date of the award. The base price of a tandem SAR must equal the exercise price of the related option. A grantee who is awarded an SAR shall be entitled to receive from the Company, at the time the SAR is exercised, that number of shares of Common Stock having an aggregate fair market value (as defined in the 1997 Stock Option Plan) as of the date of exercise equal to the product of (i) the number of shares as to which the grantee is exercising the SAR, and (ii) the excess of the fair market value (at the date of exercise) of a share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the exercise of an SAR by the payment of cash in an amount equal to the fair market value as of the date of SAR exercise of the shares that it would otherwise be obligated to deliver. A tandem SAR shall be exercisable only to the extent that the related option is exercisable. A tandem SAR shall be canceled to the extent that the related option is exercised, and the option shall be canceled to the extent that the related tandem SAR is exercised. Non-tandem SARs shall be exercisable as determined by the Committee at the date of grant. The 1997 Stock Option Plan prohibits the repricing of SARs. An SAR shall become immediately exercisable in full in the event of a change in control of the Company (as defined in the 1997 Stock Option Plan). A grantee may exercise an SAR to the extent it has become exercisable by complying with the Company's notification procedures.

     RESTRICTED AND NONRESTRICTED STOCK. The Committee may grant restricted or nonrestricted stock awards under the 1997 Stock Option Plan. Shares awarded shall be transferred in consideration of the services of the grantee with or without other payment therefor as determined by the Committee and shall be issued in the grantee's name. The grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established by the Committee and the 1997 Stock Option Plan, except that if a restricted stock award is granted subject to a risk of forfeiture that will lapse solely based on whether the grantee remains in the employment of the Company or a subsidiary, or as a nonemployee director for a minimum period, the vesting period selected by the Committee may not be less than one year. Any condition providing for forfeiture of a restricted stock award upon the occurrence or non-occurrence of a specified event or events shall immediately lapse in the event of a change in control of the Company (as defined in the 1997 Stock Option Plan).

     FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs and restricted and nonrestricted stock awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

          -Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without an SAR), the grantee will not recognize any taxable income, and the Company will not be entitled to a deduction. Upon the exercise of such an option or an SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the grantee upon exercise of the SAR, will constitute compensation taxable to the grantee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the grantee, the fair market value of the stock on the date of exercise is used. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the grantee.

          -ISOs. A grantee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute a tax preference item includable in an alternative minimum tax computation, and thereby may subject the grantee to the alternative minimum tax.

          Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after (i) two years from the date of grant of the ISO and (ii) one year from the date of transfer of the shares to the grantee (the "ISO Holding Period"), the grantee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the grantee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the ISO Holding Period expires, the grantee recognizes ordinary income in the taxable year of the disposition equal to the excess of (a) the lower of the fair market value at date of exercise or such value at the time of disposition over (b) the exercise price, and the Company receives a deduction in an equal amount.

          -Restricted Stock. A grantee who receives restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the grantee does not make a
     Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value (less any amount paid therefor by the grantee) on the date that the restrictions imposed on the shares expire. Unless a grantee makes a Section 83(b) Election, any dividends paid on stock subject to the restrictions are compensation income to the grantee and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee, subject to the limitations of Section 162(m) of the Code.

          -Nonrestricted Stock. A grant of nonrestricted stock will be taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee; however, the deductibility of nonrestricted stock awards is subject to the $1,000,000 cap of Section 162(m), and such awards are not eligible for the exemptions therefrom.

     WITHHOLDING. The 1997 Stock Option Plan provides that when a grantee recognizes income with respect to an award, the grantee shall pay all federal, state and local income or other taxes due, and the Company shall have the right to withhold funds from amounts payable to the grantee to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the grantee may elect to have shares withheld by the Company from the shares otherwise to be delivered to the grantee, or to tender to the Company shares previously acquired by the grantee. Such shares withheld or tendered shall have an aggregate fair market value equal to the amount of funds to be withheld, and such value shall be measured as of the later of the date the Committee approves the grantee's election or the date as of which income is recognized by the grantee with respect to such shares.

     TRANSFERABILITY. Except to the extent specifically provided by the Committee, an award made under the 1997 Stock Option Plan shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the grantee. ISOs granted under the 1997 Stock Option Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order.

     AMENDMENT AND TERMINATION. Subject to any approval of the Company's shareholders required (or, in the opinion of the Committee, appropriate) under law (including Section 422 of the Code and the regulations thereunder) or the rules of any applicable securities exchange, the Company may at any time amend, suspend or terminate the 1997 Stock Option Plan, but no amendment, suspension or termination may be made that would materially alter or impair any award previously granted under such plan without the consent of the holder thereof.

     CHANGE IN CONTROL. The 1997 Stock Option Plan provides that upon the occurrence of a change in control (as defined in the 1997 Stock Option Plan), all outstanding options and SARs and all outstanding restricted stock awards as to which any conditions respecting forfeiture have not previously lapsed, shall automatically be purchased by the Company at the Acceleration Price (as defined below), with payment to be made within thirty days of such change in control, irrespective of whether the shareholders have approved the 1997 Stock Option Plan. For purposes of the 1997 Stock Option Plan, the term "Acceleration Price" means the highest of: the highest reported sales price of the Common Stock within the sixty days preceding the date of the change in control as reported by any securities exchange upon which the Common Stock is listed, the highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty days preceding the date of the change in control, the highest tender offer price paid for the Common Stock and any cash merger or similar price. Any change in control payments under the 1997 Stock Option Plan would be considered non-performance based compensation and would not be deductible by the Company to the extent that total compensation for any covered officer exceeded the $1,000,000 cap of Section 162(m).

     TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD. Under the 1997 Stock Option Plan, if a grantee is involuntarily terminated for cause, all of the grantee's options and SARs will expire and the grantee's unvested restricted stock awards will be forfeited, as of the date of termination. If a grantee is involuntarily terminated without cause or voluntarily leaves, all of the grantee's unexercisable options and SARs will expire immediately; any exercisable options and SARs will expire three months after termination (unless their expiration date is earlier) and unvested restricted stock awards will be forfeited. If a grantee terminates employment due to disability or retirement, the grantee will be treated under all awards as if employment continued for five years. If a grantee dies while employed or during the above-described five-year period, all options and SARs will become exercisable (and remain exercisable for two years unless their expiration date is earlier), and unvested restricted stock awards will vest. In the case of a nonemployee director, these provisions will be applied with respect to the individual's termination of service on the Board.

     VOTE REQUIRED. Approval of the 1997 Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions are counted as a vote against this proposal. Broker non-votes have no effect upon the approval of the 1997 Stock Option Plan. The 1997 Stock Option Plan must be approved by shareholders on or prior to the first anniversary of its adoption by the Committee. If approval is not obtained by that date, the 1997 Stock Option Plan will terminate and awards made thereunder will expire unless an earlier buy-back of those awards under the change in control provisions has occurred.

     NEW PLAN BENEFITS. Set forth below is information concerning stock options grants made by the Committee (without performance-related conditions) under the 1997 Stock Option Plan to date. The maximum benefit received by such grantees pursuant to these grants cannot be determined at this time because the future performance of the Company's stock is unknown. The Committee may make additional grants in 1997 that could be on materially different terms from those of the grants set forth below. It is not possible to determine the maximum benefits (other than pursuant to limits on the number of shares that may be granted in the aggregate or to any employee) that will be granted to any person in 1997 under the 1997 Stock Option Plan or what benefits or amounts would have been received by or allocated to any person or group of persons in 1996 if the 1997 Stock Option Plan had been in effect.

                               NEW PLAN BENEFITS
                  BOWATER INCORPORATED 1997 STOCK OPTION PLAN

                                                                                       NUMBER OF
                                                                                        SHARES
                                                                                      SUBJECT TO
NAME AND POSITION                                                                       OPTIONS
Arnold M. Nemirow
  Chairman, President and
  Chief Executive Officer                                                             50,000
E. Patrick Duffy
  Senior Vice President and
  President -- Coated Paper &
  Pulp Division                                                                       20,000
Arthur D. Fuller
  Senior Vice President
  and President -- Newsprint Division                                                 20,000
David G. Maffucci
  Senior Vice President and
  Chief Financial Officer                                                             20,000
Robert J. Pascal
  Senior Vice President                                                               20,000
Current Executive Officers as a Group                                                 255,000
Non-Executive Director Group                                                           8,000
All Employees, Excluding Executive Officers, as a Group                               140,000

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
                         OF THE 1997 STOCK OPTION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company to audit its consolidated financial statements for the year ended December 31, 1997. KPMG Peat Marwick LLP currently serves the Company and its subsidiaries as independent auditors and from time to time advises the Company on tax and other matters. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                           PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 1998 should submit his or her proposal to the Secretary of the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. Any proposal must be received on or before the earlier of November 25, 1997, or the date specified in the Company's Bylaws as described below and the proponent must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, as well as the Bylaw requirements described below.

     The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). The notice must be received by the Secretary of the Company by the earlier of (i) 120 days prior to the anniversary date of the immediately preceding annual meeting or (ii) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request of the Secretary of the Company at the address indicated above.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of the Company's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph or oral communication. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The firm of Morrow & Co., Inc. has been retained to assist in the soliciting of proxies for a fee of $5,500, plus expenses.

                             FINANCIAL INFORMATION

     THE COMPANY'S 1996 ANNUAL REPORT IS ENCLOSED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 24, 1997, WHO SO REQUESTS IN WRITING, A COPY OF THE 1996 ANNUAL REPORT OR THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                         By order of the Board of Directors,
                                         /s/ Wendy C. Shiba
                                         WENDY C. SHIBA
                                         SECRETARY

March 31, 1997

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                 (Bowater logo)
                                 DATE AND TIME
                            WEDNESDAY, MAY 21, 1997
                                 AT 10:30 A.M.

                                     PLACE
                                THE WESTIN HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA

                  PLEASE SIGN YOUR PROXY AND RETURN IT IN THE
                 ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOU MAY
                BE REPRESENTED AT THE MEETING IF YOU DO NOT PLAN
                             TO ATTEND PERSONALLY.


*******************************************************************************
                                   APPENDIX 1

                                BOWATER INCORPORATED
P               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O                  OF THE COMPANY FOR ANNUAL MEETING MAY 21, 1997
X
Y        The undersigned hereby appoints David G. Maffucci and Wendy C. Shiba, or any one of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below, all the shares of common stock of Bowater Incorporated held of record by the undersigned on March 24, 1997, at the annual meeting of shareholders to be held May 21, 1997, and any adjournment thereof and, in their discretion, to vote upon any other matters which may properly come before the meeting and any postponement or adjournment thereof.

                                           COMMENTS (change of address) [ ]
                                           (If you have written in the above
                                           space, mark the corresponding box on
                                           the reverse side of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                  SEE REVERSE
                                                                     SIDE

      *
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES [ ]             WITHHOLD AUTHORITY [ ]
                             LISTED BELOW                     (to vote for all nominees below)
                         EXCEPTIONS* [ ] (as indicated
                           to the contrary below)

Richard Barth, James L. Pate, and Charles J. Howard
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW. *Exceptions
2. Proposal to approve the Bowater Incorporated 1997-1999 Long-Term Incentive Plan.
              FOR [ ]             AGAINST [ ]             ABSTAIN [ ]
3. Proposal to approve the Bowater Incorporated 1997 Stock Option Plan.
              FOR [ ]             AGAINST [ ]             ABSTAIN [ ]
4. At their discretion upon such other matters as may properly come before the annual meeting and any postponement or adjournment thereof.

                                     PROXY DEPARTMENT
                                     P.O. Box 11380
                                     NEW YORK, N.Y. 10203-0380    Address Change
                                                                   Mark Here [ ]

                                           Change of address comments on reverse
                                           side.

                                           (Signature should conform exactly to
                                           name shown on this proxy. Executors,
                                           administrators, guardians, trustees,
                                           attorneys and officers signing for
                                           corporations should give full title.)
                                           Dated                          , 1997
                                              (Please be sure to insert date)

                                           Signed
                                                  Votes MUST be indicated
                                                (x) in Black or Blue ink. [ ]
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

*******************************************************************************
                                   APPENDIX 2



                              AMENDED AND RESTATED

                              BOWATER INCORPORATED

                       1997-1999 LONG-TERM INCENTIVE PLAN

                           (Effective January 1, 1997)

                               TABLE OF CONTENTS

                                                            Page No.

Section 1.  Establishment of Plan..................................1

Section 2.  Definitions............................................1

Section 3.  Administration.........................................6

Section 4.  Eligibility and Participation..........................6

Section 5.  Award Determination....................................7

Section 6.  Payment of Final Awards................................8

Section 7.  Termination of Employment..............................9

Section 8.  Covered Officers.......................................9

Section 9.  Change in Control.....................................10

Section 10.  Amendment and Modification...........................10

Section 11.  Miscellaneous........................................10

SECTION 1.  ESTABLISHMENT OF PLAN

         Effective January 1, 1997, Bowater Incorporated, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Bowater Incorporated 1997-1999 Long-Term Incentive Plan" (the "Plan"), as set forth in this document. Effective January 1, 1997, the Plan is hereby amended and restated, as set forth in this document. This amended and restated Plan document shall supersede the Plan document as originally adopted.

SECTION 2.  DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings indicated:

         "Acquiring Person" means any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and holds and continues to hold such securities for investment in a manner qualifying such Person to utilize
Schedule 13G for reporting of ownership.

         "Acceleration Price" means the highest of:

                  (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                  (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                  (C) The highest tender offer price paid for the Common Stock, and

                  (D)      Any cash merger or similar price.

         "Active Employee" means an Employee who is providing services to the Company or a subsidiary and does not include an individual who is receiving periodic severance payments.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date.

         "Aggregate Unit Value" means the sum of the Unit Values for the Fiscal Years in the Plan Cycle. For a Participant described in Section 4.2 or 7, Aggregate Unit Value will only include the Unit Values for the portion of the Plan Cycle during which the Participant participated hereunder (with the Unit Value for any partial Fiscal Years of participation calculated only on the basis of the portion during which participation occurred).

         "Average RONA" means the quotient of (i) the sum of Operating Earnings for Fiscal Years 1997-1999, divided by (ii) the quotient of (A) the sum of Net Assets as of the end of Fiscal Years 1996, 1997, 1998 and 1999 divided by (B) four (4).

         "Board" means the Board of Directors of the Company.

         "Cause" means the Participant's gross negligence, willful misconduct or conviction of a felony, which negligence, misconduct or conviction has a demonstrable and material adverse effect upon the Company, provided that the Company shall have given the Participant written notice of the alleged negligence or misconduct and the Participant shall have failed to cure such negligence or misconduct within thirty (30) days after his receipt of such notice. The Participant shall be deemed to have been terminated for Cause effective upon the effective date stated in a written notice of such termination delivered by the Company to the Participant and accompanied by a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Participant and an opportunity for the Participant, with his counsel present, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct constituting Cause hereunder and setting forth in reasonable detail the facts and circumstances claimed to provide the basis for the Participant's termination, provided that the effective date shall not be less than thirty (30) days from the date such notice is given.

         "Change in Control" means that:

                  (i)      any Person is or becomes an Acquiring Person;

                  (ii) less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or

                  (iii) the stockholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         "Code" means the Internal Revenue Code of 1986, as amended. References to a Section of the Code shall include references to any Temporary or Final Regulations related to such Section, and to any successor to such Section or Regulations.

         "Committee" means the Human Resources and Compensation Committee of the Board, or such other committee of two (2) or more "outside directors" within the meaning of section 162(m) of the Code, who are appointed by the Board to administer the Plan.

         "Common Stock" means the common stock of the Company, par value $1.00 per share.

         "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto.

         "Continuing Director" means any member of the Board who was a member of the Board as of the Effective Date, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         "Covered Officer" means any individual designated by the Committee as such, because, in the Committee's judgment, he is or may become a "covered employee" within the meaning of section 162(m) of the Code. Notwithstanding the foregoing, if at the time of payment of a Final Award to a Participant, the Committee has concluded that such Participant is not a covered employee for the year in which the Final Award would be deductible by the Company for tax purposes, then such Participant shall not be a Covered Officer.

         "Disability" shall have the meaning contained in the Company's long-term disability plan.

         "Effective Date" means January 1, 1997.

         "Employee" means a full-time, salaried employee of the Company or a subsidiary that, directly or indirectly, is at least 50% owned by the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means the closing price per share of the Common Stock as reported for the New York Stock Exchange Composite Transactions in the Wall Street Journal for that date.

         "Final Award" means the amount for each Participant calculated pursuant to Section 5.3.

         "Fiscal Year" means (i) for the Company, the referenced year ended December 31; and (ii) for any Peer Company, its fiscal year ending with or within such Fiscal Year of the Company.

         "Good Reason" means:

                  (i) an adverse change in the Participant's status, duties or responsibilities as an executive of the Company as in effect immediately prior to the Change in Control;

                  (ii) failure of the Company to pay or provide the Participant in a timely fashion the salary or benefits to which he is entitled under any Employment Agreement between the Company and the Participant in effect on the date of the Change in Control, or under any benefit plans or policies in which the Participant was participating at the time of the Change in Control (including, without limitation, any incentive, bonus, stock option, restricted stock, health, accident, disability, life insurance, thrift, vacation pay, deferred compensation and retirement plans or policies);

                  (iii) the reduction of the Participant's salary as in effect on the date of the Change in Control;

                  (iv) the taking of any action by the Company (including the elimination of a plan without providing substitutes therefor, the reduction of the Participant's awards thereunder or failure to continue the Participant's participation therein) that would substantially diminish the aggregate projected value of the Participant's awards or benefits under the Company's benefit plans or policies in which the Participant was participating at the time of the Change in Control;

                  (v) a failure by the Company to obtain from any successor the assent to the Participant's Change in Control Agreement contemplated by Section 5 thereof; or

                  (vi) the relocation of the principal office at which the Participant is to perform his services on behalf of the Company to a location more than thirty-five (35) miles from its location immediately prior to the Change in Control or a substantial increase in the Participant's business travel obligations subsequent to the Change in Control.

         Any circumstance described above shall constitute Good Reason even if such circumstance would not constitute a breach by the Company of the terms of the Employment Agreement between the Company and the Participant in effect on the date of the Change in Control. The Participant shall be deemed to have terminated his employment for Good Reason effective upon the effective date stated in a written notice of such termination given by him to the Company setting forth in reasonable detail the facts and circumstances claimed to provide the basis for termination, provided that the effective date may not precede, nor be more than sixty (60) days from, the date such notice is given. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

         "Net Assets" means total assets less nonfinancial current liabilities as recorded on the Company's or a Peer Company's balance sheet.

         "Normal Retirement Date" shall have the meaning given to such term in the Company's basic qualified pension plan in which the Participant is a participant as in effect on the Effective Date or any successor or substitute plan adopted prior to a Change in Control.

         "Operating Earnings" means operating income, after depreciation, but before interest and taxes, as recorded on the Company's or on a Peer Company's statement of operations for the applicable Fiscal Year.

         "Participant" means an Active Employee who is eligible to participate in the Plan.

         "Peer Companies" mean the following companies in the paper and wood products industry designated by the Committee:

          Abitibi-Price Inc.                    Avenor Inc.
          Champion International Corporation    Donohue Inc.
          Fletcher Challenge Canada Limited     International Paper Company
          The Mead Corporation                  Stone-Consolidated Corporation
          Westvaco Corporation                  Weyerhaeuser Company

         "Peer Group Average" means the arithmetic mean of the Average RONAs of the Peer Companies for the Plan Cycle. If one or more of the Peer Companies is eliminated during the Plan Cycle either through acquisition or dissolution, or because of any other reason, then the Peer Group Average shall be based on the Average RONAs of the remaining Peer Companies. If one or more Peer Companies are combined during the Plan Cycle, either through merger, consolidation, purchase and sale of assets, or because of any other reason, then (i) for periods before they are combined, "Peer Group Average" shall be based on the Average RONAs of all such Peer Companies; and (ii) for periods after they are combined, "Peer Group Average" shall include the Average RONA of the combined entity.

         "Performance Goal Formula" means the formula established by the Committee and described in Section 5.3 to be used to determine the percentage, if any, of a Participant's Aggregate Unit Value that becomes a Final Award.

         "Person" means any individual, corporation, partnership, group, association or other "person" as such term is used in sections 13(d) and 14(d) of the Exchange Act.

         "Plan" means the Bowater Incorporated 1997-1999 Long-Term Incentive
Plan.

         "Plan Cycle" means the period over which performance will be measured for purposes of determining the amount, if any, of a Participant's Aggregate Unit Values that will be paid as a Final Award. The Plan Cycle will commence on January 1, 1997, and will end December 31, 1999.

         "Retirement" means a Participant's termination of employment in a retirement status under the qualified pension plan of the Participant's employer in which he is participating.

         "Section" means the indicated provision of the Plan.

         "Unit" refers to units granted to Participants pursuant to the Plan, each of which corresponds to one share of the Company's common stock.

         "Unit Value" refers to the dollar value of a Participant's Units as determined for each Fiscal Year of the Plan Cycle pursuant to Section 5.2.

         Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

SECTION 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee has delegated to the Vice President -- Human Resources of the Company, and other appropriate officers and employees of the Company, responsibility for administering the Plan, other than the Committee's powers with respect to Covered Officers under Section 8.

         Subject to the limitations of the Plan, the Committee shall: (i) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder, and (ii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon all parties; provided that the Committee may not exercise discretion with respect to a Covered Officer in a manner that is inconsistent with Treasury Regulation Section 1.162-27(e)(2)(iii).

SECTION 4.  ELIGIBILITY AND PARTICIPATION

         4.1 GENERAL. Active Employees who are in salary grades 31 and above shall be Participants in the Plan for the Plan Cycle, subject to the limitations of Section 7 herein. An Employee who is eligible to participate in the Plan shall be so notified in writing, and shall be apprised of his Units, the manner of determining Unit Values and the Performance Goal Formula for the Plan Cycle within the first 90 days of the Plan Cycle.

         4.2 PARTIAL PLAN CYCLE PARTICIPATION. In the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of the Plan Cycle, such Employee shall be granted the number of Units he would have received if he had entered the Plan at the beginning of the Plan Cycle based on his salary grade and shall be notified of his Units, the manner of determining Unit Values and the Performance Goal Formula for the Plan Cycle as soon as practicable and in any event before the earlier of (i) the ninetieth day after the Employee becomes eligible to participate or (ii) the day as of which 25% of the portion of the Plan Cycle during which such Employee participates has lapsed. The Participant's Aggregate Unit Values will include only Unit Values for the portion of the Plan Cycle during which the Participant participates.

         4.3 CHANGE IN SALARY GRADE. Subject to the last sentence of Section 8.3, if a Participant is promoted to a higher salary grade during the Plan Cycle, his Units shall be increased to a number of Units applicable to the new salary grade for the Fiscal Year. The Unit Value for the Fiscal Year the change occurs will equal (i) the sum of the Units he was first granted under Section
5.1 times the number of days he was in that salary grade for that Fiscal Year, plus the number of Units he received under the new salary grade times the number of days he was in the new salary grade for that Fiscal Year, divided by (ii) the total number of days he participated in the Plan for that year. Any subsequent promotions will be factored in by making additional computations in the same manner to take account of the new salary grade for the remainder of any Fiscal Year. If a Participant is demoted during the Plan Cycle, such demotion will have no effect on the Participant's participation hereunder; provided that the Committee may elect to reduce or eliminate his Final Award in any fashion it deems appropriate on account of such demotion.

         4.4 NO RIGHT TO PARTICIPATE. Except as specifically provided in Sections 4.1 and 4.2, no Participant or other Employee shall at any time have a right to be selected for participation in the Plan, despite having previously participated in an incentive plan of the Company.

SECTION 5.  AWARD DETERMINATION

         5.1 INITIAL UNITS. As of the beginning of the Plan Cycle, each Participant shall receive the number of Units assigned to his salary grade. The Units assigned to each salary grade are equal to (i) the product of (A) the bonus percentage assigned for the 1997 Fiscal Year of the Company to that salary grade, times (B) the midpoint of that salary grade for the 1997 Fiscal Year, divided by (ii) the average daily closing price of the Company's Common Stock for the 1996 calendar year.

                                1997                        1997
                               Salary Grade                Salary Grade
Units for each                 Bonus Percentage     X      Midpoint
                          ---------------------------------------------
Salary Grade      =       Company's 1996 Average Common Stock Price

         5.2 UNIT VALUES. Except as may be provided in Sections 4.2 and 4.3 or
Section 7, for each Fiscal Year of the Company during the Plan Cycle, the Committee will determine a Unit Value for each Participant by multiplying each Participant's Units by the average daily closing price of the Common Stock for such Year. If a Participant is only entitled to a pro rated Award for a Fiscal Year pursuant to Sections 4.2 or 7, then the Unit Value for such Participant shall be multiplied by a fraction equal to the number of days the Participant participated in the Plan divided by 365.

         5.3 PERFORMANCE GOAL FORMULA AND FINAL AWARDS. At the end of the Plan Cycle, the Committee will determine the Final Award for each Participant by multiplying the Aggregate Unit Value for such Participant by a percentage determined based on the Company's Average RONA as a multiple of the Peer Group Average. Such percentage shall equal zero if the Company's Average RONA is not more than one (1) times the Peer Group Average. If the Company's Average RONA is more than one (1) times the Peer Group Average, such percentage shall equal the product of (i) 250% times (ii) a fraction, the numerator of which is the lesser of (A) the Company's Average RONA divided by the Peer Group Average, minus 1, or (B) .5, and the denominator of which is .5.

         5.4 ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend, split recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, each Participant's Units shall be proportionately adjusted so that the value of the Units shall not thereby be changed.

SECTION 6.  PAYMENT OF FINAL AWARDS

         6.1 FORM AND TIMING OF PAYMENT. (a) Except as may be otherwise provided in Section 6.2 or Section 9, the Company shall pay to each Participant (i) a number of shares of Common Stock equal to one-half of the Participant's Final Award divided by the Stock Price, and (ii) cash equal to one-half of the Final Award. The Stock Price shall be the Fair Market Value of one share of Common Stock as of the date on which the Committee approves the Final Award. Except in the case of a Participant who is a Covered Officer, the Board may change the allocation between stock and cash in its discretion.

                  (b) Shares and cash described in paragraph (a) shall be distributed as soon as practicable after the amounts thereof have been determined. Notwithstanding the foregoing, except in the case of a Covered Officer, the Committee may authorize the payment of part or all of an estimated Final Award for a Participant prior to the determination thereof pursuant to
Section 5.3, subject to such conditions and limitations deemed appropriate by the Committee.

         6.2 LIMITATIONS. Notwithstanding the provisions of Section 6.1, if the form of payment described therein would cause the number of shares of Common Stock issued hereunder to exceed five percent (5%) of the outstanding shares of Common Stock on the record date of the 1997 Annual Meeting of Stockholders of the Company, less 1,000,000 (the number of shares reserved for issuance under the Bowater Incorporated 1997 Stock Option Plan as of such record date), then the number of shares distributable to each Participant hereunder shall be proportionately reduced so that such limit is not exceeded and cash shall be paid in lieu thereof to each Participant.

SECTION 7.  TERMINATION OF EMPLOYMENT

         7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT OR SALE OF BUSINESS UNIT. In the event a Participant's employment is terminated by reason of death, Disability, Retirement, or sale by the Company of the subsidiary or unit employing the Participant, the Final Award determined in accordance with Section 5.3 herein shall be pro rated based solely upon the Aggregate Unit Values computed for the portion of the Plan Cycle occurring prior to termination during which the Participant was an Active Employee. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the disability commences as determined by the Committee.

         Payments under this Section 7.1 shall be made after the end of the Plan Cycle in accordance with the provisions of Section 6.

         7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated prior to the payment of the Final Award for any reason other than death, Disability, or Retirement, or sale by the Company of the subsidiary or unit employing the Participant, all of the Participant's rights to a Final Award for the Plan Cycle shall be forfeited. However, except as provided under Section 8, the Committee, in its sole discretion, may pay an award (or a portion of an award) for the portion of the Plan Cycle that the Participant was a Participant, computed as determined by the Committee and payable after the end of this Plan Cycle in accordance with the provisions of Section 6.

SECTION 8.  COVERED OFFICERS

         8.1 APPLICABILITY OF SECTION 8. The provisions of this Section 8 shall apply only to Covered Officers. In the event of any inconsistencies between this
Section 8 and the other Plan provisions (other than Section 9), the provisions of this Section 8 shall control.

         8.2 COMMITTEE CERTIFICATION. At the end of the Plan Cycle and prior to payment, the Committee shall certify (i) the extent to which the performance goals reflected in the Performance Goal Formula were satisfied, and (ii) the Final Awards for each Covered Officer as computed in accordance with Sections 5 and 6.

         8.3 NON-ADJUSTMENT OF PERFORMANCE GOALS AND MAXIMUM AWARD. Subject to Sections 4.3, 5.3 and 5.4, once established for a Participant, the number of Units received by the Participant, the method of computing Aggregate Unit Value and the Performance Goal Formula shall not be changed during the Plan Cycle. Notwithstanding any provision herein, the maximum Final Award for each Covered Officer is $6,000,000.

SECTION 9.  CHANGE IN CONTROL

         Notwithstanding any other provision of the Plan, if a Change in Control of the Company shall have occurred and, prior to payment of Final Awards, if any, under the Plan, a Participant's employment by the Company is terminated for any reason other than his death, his Disability, his retirement on his Normal Retirement Date, by the Company for Cause, or by the Participant without Good Reason, the Company shall pay the Participant a Final Award equal to three times the Participant's Units multiplied by 250%, times the Acceleration Price. All Final Awards paid pursuant to this Section 9 shall be paid entirely in cash within thirty (30) days of termination of employment.

SECTION 10.  AMENDMENT AND MODIFICATION

         Subject to Section 8.3, the Committee, in its sole discretion, with notice to all Participants, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may affect Participants' rights under
Section 9, and in the event of any such modification, amendment, suspension or termination, any Participant (or his beneficiary, as the case may be) who is an Active Employee on the effective date thereof shall be entitled to no less of a payment or distribution hereunder than the amount he would have otherwise received, based upon the Participant's Units, the Aggregate Unit Value and the percentage determined under the Performance Goal Formula, all computed as of the end of the Fiscal Year prior to or following the date of the change or termination, whichever is greater.

SECTION 11.  MISCELLANEOUS

         11.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

         11.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.4 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

         11.5 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         11.6 STOCKHOLDER APPROVAL. This Plan is adopted and all Awards and any payouts hereunder (other than pursuant to Section 9) are made subject to the condition that the Plan be approved by the stockholders of the Company at the 1997 Annual Meeting of the Stockholders of the Company. If the Plan is not so approved, it and such Awards shall be null and void and without effect except to the extent that payouts have previously been made pursuant to Section 9.

         11.7 EMPLOYMENT STATUS. The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any Employee the right to be retained in the employ of the Company or any subsidiary.

         11.8 UNSECURED GENERAL CREDITOR. Participants and their heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company by virtue of participation in the Plan. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

         11.9 NONASSIGNABILITY. No Participant or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.


         EXECUTED on behalf of the Company as of January 1, 1997, on the 17th day of March, 1997.

                                          BOWATER INCORPORATED


                                          By: /s/ Richard F. Frisch
                                              Richard F. Frisch
                                              Vice President - Human Resources

As adopted by the Human Resources and Compensation Committee and the Board of Directors at their January 22, 1997, meetings, and as subsequently amended and restated by the Human Resources and Compensation Committee at its February 28, 1997, meeting.

*******************************************************************************
                                   APPENDIX 3




                              AMENDED AND RESTATED

                              BOWATER INCORPORATED

                             1997 STOCK OPTION PLAN




                         EFFECTIVE AS OF JANUARY 1, 1997

                                TABLE OF CONTENTS
                                                                 Page No.

1.       Definitions.................................................1

2.       Purpose.  ..................................................4

3.       Administration..............................................5

4.       Participation...............................................5

5.       Shares Subject to the Plan..................................6

6.       Restricted or Nonrestricted Stock Awards....................6

7.       Stock Options...............................................7

8.       Stock Appreciation Rights...................................7

9.       Special Provisions Under Code Section 162(m)................8

10.      Exercise of Options and SARs................................9

11.      Death, Retirement, and Termination of Employment............9

12.      Compliance with Applicable Laws.  .........................10

13.      Transferability............................................10

14.      Employment, Stockholder and Board Status.  ................11

15.      Adjustments to Number of Shares and Terms..................11

16.      Change in Control .........................................11

17.      Withholding. ..............................................11

18.      Term of Plan...............................................12

19.      Amendment and Termination of Plan..........................12

20.      Applicable Law.............................................12

                              AMENDED AND RESTATED
                              BOWATER INCORPORATED
                             1997 STOCK OPTION PLAN


         Effective January 1, 1997, Bowater Incorporated, a Delaware corporation (the "Company"), established an equity based incentive compensation plan to be known as the "Bowater Incorporated 1997 Stock Option Plan" (the "Plan"). Effective January 1, 1997, the Plan is hereby amended and restated, as set forth in this document. This amended and restated Plan document shall supercede the Plan document as originally adopted.

         1.       DEFINITIONS.

                  For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

                  (a) "Acceleration Price" means (i) in the case of a Restricted Stock Award, the highest of (A) through (D); and (ii) in the case of an Option or SAR, the excess over the exercise or base price thereof of the highest of (A) through (D), on the date of a Change in Control:

                           (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                           (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                           (C) The highest tender offer price paid for the Common Stock, and

                           (D)      Any cash merger or similar price.

                  (b) "Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Acquiring Person" means any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Schedule 13G for reporting of ownership.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the date hereof.

                  (e) "Award" means a Restricted or Non-Restricted Stock Award, Option or SAR granted to a Grantee pursuant to the Plan.

                  (f)      "Board" means the Board of Directors of the Company.

                  (g)      "Change in Control" shall be deemed to occur if:

                           (i)      any Person is or becomes an Acquiring
                                    Person;

                           (ii) less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or

                           (iii) the stockholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall also include a reference to any Temporary or Final Regulation promulgated under such Section, and to any successor to such Section or Regulation.

                  (i) "Committee" means a committee consisting of two (2) or more members of the Board; provided that, (i) with respect to any Grantee of an Award that constitutes an "equity security" under the Act who is subject to
Section 16 of the Act, (A) the members of the Committee shall all be "non-employees" as defined in Section 240.16b-3 of the General Rules and Regulations promulgated under the Act, or (B) the full Board shall act in lieu of the Committee hereunder; and (ii) with respect to any Grantee of an Award that is intended by the Committee to constitute "qualified performance-based compensation," within the contemplation of Treasury Regulation Section 1.162-27(e)(2), who is a "covered employee," within the contemplation of Treasury Regulation Section 1.162-27(c)(2), the members of the Committee shall all be "outside directors" as defined in Treasury Regulation Section 1.162-27(e)(3) to the extent required by Section 162 of the Code. Notwithstanding the foregoing, in the case of an Award granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, "Committee" means the Board.

                  (j) "Common Stock" means the common stock of the Company, par value $1.00 per share.

                  (k) "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto by merger or other acquisition.

                  (l) "Continuing Directors" means any member of the Board who was a member of the Board immediately prior to the Effective Date, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (m) "Date of Grant" means the date an Award is granted to a Grantee under the Plan.

                  (n) "Disability" shall have the meaning contained in the Company's long-term disability plan, except that, in the case of an ISO, it shall mean total and permanent disability within the contemplation of Section 22(e)(3) of the Code.

                  (o) "Effective Date" means January 1, 1997.

                  (p) "Fair Market Value" for a particular date means the simple arithmetic mean between the highest and lowest prices per share at which the Common Stock is traded as reported for the New York Stock Exchange Composite Transactions as reported in the Eastern Edition of the Wall Street Journal for that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such Exchange on that date.


                  (q) "Grantee" means a key employee or officer of the Company or a Subsidiary, or a member of the Board, to whom an Award has been granted; provided that a member of the Board who is not also such a key employee or officer may not become a Grantee of an ISO.

                  (r) "ISO" means an incentive stock option within the contemplation of Section 422 of the Code.

                  (s) "Non-Tandem SAR" means an SAR granted to a Grantee that is not a Tandem SAR.

                  (t) "Nonrestricted Stock Award" means a Stock Award granted without any risk of forfeiture.

                  (u) "NQO" means an Option that is not an ISO.

                  (v) "Option" means an option to purchase Shares granted to a Grantee pursuant to Section 7 of the Plan, which may be an ISO or an NQO.

                  (w) "Person" means any individual, company, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Act.

                  (x) "Plan" means the Bowater Incorporated 1997 Stock Option Plan as provided herein and as it may be amended from time to time.

                  (y) "Restricted Stock Award" means a Stock Award granted subject to a risk or risks of forfeiture.

                  (z) "Retirement" means (i) with respect to a key employee or officer of the Company or a Subsidiary, the status of having terminated employment and being immediately eligible for the payment of normal or early retirement benefits under the qualified pension plan of the Company or Subsidiary applicable to the Grantee or (ii) with respect to a member of the Board not described in clause (i), the status of having terminated service on the Board and being immediately eligible for the payment of retirement benefits under the Company's retirement plan for the Directors.

                  (aa) "SAR" means a Stock Appreciation Right granted to a Grantee pursuant to Section 8 of the Plan, which may be a Tandem SAR or a Non-Tandem SAR.

                  (bb) "Share" means a share of Common Stock.

                  (cc) "Stock Award" means a Share awarded to a Grantee pursuant to Section 6 of the Plan, which may be a Restricted or Nonrestricted Stock Award.

                  (dd) "Subsidiary" means each entity with respect to which the Company owns directly or indirectly interests embodying more than 50% of the voting power, provided that for purposes of an ISO, such term shall have the meaning given in Section 424 of the Code.

                  (ee) "Tandem SAR" means an SAR granted in connection with an Option either at the Date of Grant of the Option or at a later date.

                  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2. PURPOSE. The Plan has been established by the Company to secure for the Company and its stockholders the benefits arising from (i) providing long-term incentive compensation opportunities to those key employees and officers of the Company and its Subsidiaries who are and will be responsible for its future growth and continued success and (ii) aligning the interests of Company stockholders and members of the Board. The Plan provides a means whereby such individuals: (a) may be awarded Restricted or Nonrestricted

Stock Awards; (b) may acquire Shares pursuant to Options; or (c) may be awarded SARs; provided that a member of the Board who is not also a key employee or officer of the Company or a Subsidiary may not be awarded an ISO.

         3. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Grantees and any other employee of the Company or any of its subsidiaries (including their beneficiaries, transferees and other successors in interest). No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         4.       PARTICIPATION.

                  (a) Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the Grantees to whom Awards are to be granted and the type, size and terms, conditions, restrictions and limitations applicable to each Award; provided, however that the Committee shall not have the power to reduce the exercise price of an outstanding Option or the base price of an outstanding SAR, other than as provided in Section 15. Such terms, conditions, restrictions and limitations may include, but are not limited to terms, conditions, restrictions and limitations related to: (i) the exercisability of an Award (subject to Sections 7(c), 8(b) and 11, and provided that the Committee shall at all times have the authority to accelerate such exercisability), (ii) the forfeiture of an Award (and/or the Shares subject thereto) and the lapse of the forfeiture condition (subject to Sections 6(b) and 11, and provided that the Committee shall at all times have the authority to declare such forfeiture condition to be lapsed), (iii) the transferability of an Award and/or such Shares, (iv) the form of payments (if any) in respect of an Award, (v) the consequences of a Grantee's termination of employment with the Company and its Subsidiaries or termination of service on the Board (as provided in Section 11(b)), (vi) restrictions on the sale, resale or other disposition of the Award and/or such Shares, (vii) restrictions related to the payment of dividends with respect to such Shares, (viii) restrictions with respect to the right to vote such Shares, (ix) put or call rights with respect to such Shares,
(x) provisions to comply with federal and/or state securities laws, and (xi) such other matters not inconsistent with the specific provisions of the Plan as deemed appropriate by the Committee. Notwithstanding the foregoing, (I) the maximum number of Shares with respect to which Awards may be granted during any calendar year to any Grantee is 200,000 Shares; and (II) no Grantee may be granted an Award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                  (b) The terms, conditions, restrictions and limitations related to each Award shall be reflected in an Agreement between the Company and the Grantee. Each Award under the Plan shall be made subject to the condition that the Grantee execute and return such Agreement within sixty (60) days of the date he receives the Agreement from the Company. An Agreement may only be modified by a writing signed by both the Company and the Grantee.
Each Agreement shall be subject to all of the terms of the Plan.

         5. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 15, the aggregate number of Shares for which Stock Awards, Options and SARs may be granted under the Plan shall not exceed 1,000,000 Shares, and no more than 5% of such Shares may be used for Restricted and Nonrestricted Stock Awards. If any Option or SAR granted pursuant to the Plan shall expire or terminate for any reason (including without limitation its settlement in cash in lieu of exercise of the Option) or any Restricted Stock Award shall be forfeited pursuant to conditions or restrictions applicable thereto, the number of Shares then subject to the Option, SAR or Restricted Stock Award shall again be available for grant under the Plan unless the Plan shall have terminated.

         6. RESTRICTED OR NONRESTRICTED STOCK AWARDS.

                  (a) The Committee may grant Restricted or Nonrestricted Stock Awards under the Plan. Shares awarded under this Section 6 shall be transferred in consideration of the services of the Grantee with or without other payment therefor as determined by the Committee and shall be issued in the Grantee's name. The Grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established pursuant to Section 4(a). Notwithstanding any provision of Section 4(a), if a Restricted Stock Award is granted subject to a risk of forfeiture that will lapse solely based on whether the Grantee remains in employment with the Company or a Subsidiary, or as a member of the Board, for a minimum period, the period selected by the Committee may not be less than one year.

                  (b) Any condition providing for the forfeiture of a Restricted Stock Award upon the occurrence or non-occurrence of a specified event or events shall immediately lapse in the event of a Change in Control of the Company.

                  (c) Certificates for a Nonrestricted Stock Award shall be issued to the Grantee as soon as practicable after the Grantee satisfies any applicable tax withholding requirements. Certificates for a Restricted Stock Award shall be issued in the Grantee's name and shall be held in escrow by the Company (along with stock powers executed by the Grantee) until all conditions that may cause a forfeiture of the Shares lapse or such Shares are forfeited as provided therein. A certificate or certificates representing a Restricted Stock Award as to which such conditions have lapsed shall be delivered to the Grantee upon such lapse as soon as practicable after the Grantee has satisfied any applicable tax withholding requirements.

         7. STOCK OPTIONS.

                  (a) The Committee may grant Options under the Plan with an exercise price at or above the Fair Market Value of the Shares as of the Date of Grant. Any Option that satisfies all of the requirements of Section 422 of the Code may be designated by the Committee as an ISO. An Option (or portion thereof) that is not so designated, or that does not satisfy the requirements of
Section 422 of the Code, and any Option that is granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, shall not constitute an ISO and shall be an NQO.

                  (b) An ISO must expire no later than ten years after the Date of Grant. The aggregate fair market value, determined on the Date of Grant, of the Shares with respect to which ISOs granted to a Grantee under all plans of the Company and its Subsidiaries may become exercisable during a calendar year may not exceed $100,000. To the extent the foregoing limitation is exceeded, the excess Shares shall be deemed to be subject to NQOs.

                  (c) An Option shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (d) A Grantee may exercise an Option to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option shall be paid in cash, or, if approved by the Committee, by tender of Share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, or by any combination of the foregoing or with any other consideration acceptable to the Committee. Payment upon the exercise of such Option may also be made by means of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the portion of the sale or loan proceeds sufficient to pay such purchase price.

         8. STOCK APPRECIATION RIGHTS.

                  (a) The Committee may grant Tandem SARs or Non-Tandem SARs under the Plan. The base price of a Non-Tandem SAR must be set by the Committee at or above the Fair Market Value of a Share as of the Date of Grant. The base price of a Tandem SAR must equal the exercise price of the related Option. A Grantee who is awarded an SAR shall be entitled to receive from the Company, at the time the SAR is exercised, that number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the product of (i) the number of Shares as to which the Grantee is exercising the SAR, and (ii) the excess of the Fair Market Value (at the date of exercise) of a Share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the exercise of an SAR by the payment of cash in an amount equal to the Fair Market Value as of the date of exercise of the Shares it would otherwise be obligated to deliver. Tandem SARs shall be exercisable only to the extent that the related Option is exercisable. Non-Tandem SARs shall be exercisable as determined by the Committee at the Date of Grant. A Tandem SAR shall be canceled to the extent that the related Option is exercised and the Option shall be canceled to the extent that the related Tandem SAR is exercised.

                  (b) An SAR shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (c) A Grantee may exercise an SAR to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters.

         9. SPECIAL PROVISIONS UNDER CODE SECTION 162(M).

                  (a) The provisions of this Section 9 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Award, the provisions of this
Section 9 shall not apply to such Award. The provisions of this Section 9 shall only apply to conditions, restrictions and limitations applicable to Awards that are related to the performance of the Company and if the provisions of this
Section 9 are necessary so that the Award qualifies as "qualified performance-based compensation" as defined in Treasury Regulation Section 1.162-27(e)(2). In the event of any inconsistencies between this Section 9 and the other Plan provisions within the scope of the foregoing, the provisions of this
Section 9 shall control with respect to covered employees.

                  (b) With respect to each Award described in paragraph (a), as soon as practicable following the grant of an Award subject to this Section 9 (but in no event more than ninety (90) days after the Date of Grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; debt/equity ratio; working capital; safety; quality; the Company's financial performance versus peers; cost reduction; productivity; market mix; or economic value added. The Committee may select among the goals specified from Award to Award which need not be the same for each Grantee.

                  (c) With respect to each Award described in paragraph (a), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Award.

                  (d) In connection with the Awards described in paragraph (a), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

                  (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraphs (b) and (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

                  (f) Individual performance shall not be reflected in a performance-related goal under this Section 9. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

                  (g) If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 9(g)) that conflict with this Section 9 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this Section 9.

         10. EXERCISE OF OPTIONS AND SARS. No Option or SAR may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than 100 shares (unless it is being exercised in full). In the event that Shares are issued pursuant to the exercise of an SAR, no fractional shares shall be issued; payment shall be made in cash for any such fractional shares. Certificates for whole shares shall be delivered as soon as practicable after the Grantee satisfies any applicable tax withholding requirements.

         11. DEATH, RETIREMENT, AND TERMINATION OF EMPLOYMENT. (a) If a Grantee's employment with the Company and all of its Subsidiaries terminates:

                  (i) If such employment terminates involuntarily and for good cause (as determined by the Company), all Options and SARs held by the Grantee will expire and the Grantee's Restricted Stock Awards as to which any condition providing for the forfeiture thereof exists ("Unvested Restricted Stock Awards") will be forfeited immediately.

                  (ii) If such employment terminates involuntarily without cause or voluntarily for any reason, except in the case of the Grantee's Disability, Retirement or death, (A) all unexercisable Options and SARs held by the Grantee will expire immediately; (B) all exercisable options and SARs held by the Grantee will expire three months after termination (unless their expiration date is earlier); and (C) Unvested Restricted Stock Awards held by the Grantee will be forfeited.

                  (iii) If such employment terminates because of Disability or Retirement, the Grantee will be treated under all Awards as if employment with the Company or Subsidiary continued for five years.

                  (iv) If a Grantee dies while employed or during the five-year period described in paragraph (iii), all Options and SARs held by the Grantee will become exercisable (and remain exercisable for two years unless their expiration date is earlier) and all conditions providing for forfeiture of the Grantee's Unvested Restricted Stock Awards will lapse.

         (b) The Committee may provide (i) that an Award will not terminate or be forfeited as a result of the termination of the Grantee's employment; and
(ii) for additional opportunities for the exercise of an Option or SAR after a Grantee's termination of employment, in addition to (a), above.

         (c) For all purposes of the Plan, the employment of a Grantee will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence for periods and purposes conforming to the policy of the Company shall not be deemed terminations or interruptions of employment.

         (d) In the case of a Grantee who is a member of the Board and not an employee of the Company or a Subsidiary, the provisions of this Section 11 shall be applied by treating the Grantee's service on the Board as if it were employment with the Company.

         12. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares.

         13.  TRANSFERABILITY.

                  (a) Except to the extent specifically provided by the Committee, an Award (including the Shares subject to a Restricted Stock Award until all conditions providing for forfeiture have lapsed) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee.

                  (b) Incentive Stock Options granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Incentive Stock Options may be exercised during the lifetime of the Grantee only by the Grantee, and after the death of the Grantee, only as provided in Section 11.

         14. EMPLOYMENT, STOCKHOLDER AND BOARD STATUS. The Plan does not constitute a contract of employment or continued service, and selection as a Grantee will not give any employee or Grantee the right to be retained in the employ of the Company or any Subsidiary or as a member of the Board. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. Certificates representing Shares issued under the Plan may bear a legend referring to any conditions, restrictions and limitations deemed appropriate by the Committee.

         15. ADJUSTMENTS TO NUMBER OF SHARES AND TERMS. Subject to the following provisions of this Section 15, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Awards outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Award shall not be changed, and the terms of any outstanding Award may be adjusted by the Committee in such manner as it deems equitable, provided that, in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option or SAR. Shares subject to a Restricted Stock Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Restricted Stock Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

         16. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all outstanding Options and SARs, and all outstanding Restricted Stock Awards as to which any conditions providing for forfeiture have not lapsed, shall be automatically purchased by the Company at the Acceleration Price with payment to be made within thirty days of such Change in Control, irrespective of whether the stockholders of the Company have approved the Plan as contemplated by
Section 18.

         17. WITHHOLDING. Whenever a Grantee recognizes income with respect to an Award (and as a condition to the exercise of any Option or SAR or the receipt of a Stock Award), the Grantee will have the obligation to pay all federal, state, and local income or other taxes due and the Company shall have the right to withhold from amounts payable to the Grantee in any manner, as necessary to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the Committee may approve the Grantee's election to have Shares withheld by the Company from the Shares otherwise to be delivered to the Grantee or the Grantee's election to tender to the Company Shares previously acquired by the Grantee. The number of Shares so withheld or tendered for payment of tax withholding shall have an aggregate Fair Market Value as of the later of the date the Committee approves the foregoing election or the date as of which

                                       12
income is recognized by the Grantee with respect to such Shares sufficient to satisfy the applicable withholding taxes.

         18. TERM OF PLAN. The Plan is effective January 1, 1997, and will be submitted to the stockholders of the Company for approval on or before the first anniversary of its adoption by the Committee. Awards may be granted prior to stockholder approval, with all rights thereunder (other than the right to receive payment of the Acceleration Price under Section 16) conditioned upon such approval; provided that, if stockholder approval is not secured by such anniversary, all such Awards shall expire and the Plan shall terminate. No ISO may be granted under the Plan after December 31, 2006. No Award may be granted under the Plan after the date on which the Plan is terminated pursuant to
Section 19.

         19. AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the stockholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law or the rules of any securities exchange on which the Shares are listed or similar entity, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Award previously granted under the Plan without the consent of the holder thereof. No amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 or
Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein.

         20. APPLICABLE LAW. All questions under the Plan shall be governed by the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

         Executed on behalf of the Company as of January 1, 1997, on this 17th day of March, 1997.

                                     BOWATER INCORPORATED


                                     By:  /s/ Richard F. Frisch
                                              Richard F. Frisch
                                              Vice President -- Human Resources

         As adopted by the Board of Directors at its January 22, 1997, meeting and as amended and restated by the Board of Directors at its February 28, 1997, meeting.